PROLOGIS REPORTS FOURTH QUARTER RESULTS

FFO Per Share Before Charges in Upper Range of Company’s Guidance;
Improving Market Fundamentals Lead to Record Development Pipeline

DENVER — February 3, 2005 — ProLogis (NYSE: PLD), a leading global provider of distribution facilities and services, today reported adjusted funds from operations as defined by ProLogis of $0.56 per diluted share for the fourth quarter of 2004, compared with $0.80 in the fourth quarter of 2003. After relocation and temperature-controlled impairment charges, funds from operations as defined by ProLogis (FFO) for the fourth quarter of 2004 was $0.28 per share, compared with $0.78 in the same period of 2003, which included a preferred share redemption charge. Net earnings were $262,000, or less than $0.01 per share, for the fourth quarter of 2004, compared with $0.71 per share for the same period in 2003. The decrease in net earnings between the periods is primarily attributable to the temperature-controlled impairment charge of $0.27 per share in the fourth quarter of 2004 and a $0.40 per share gain the fourth quarter of 2003 related to the partial redemption of ProLogis’ investment in ProLogis European Properties Fund.

For the year ended December 31, 2004, adjusted FFO per diluted share grew to $2.43 from $2.41 in 2003. After charges resulting from preferred redemption, relocation and the temperature-controlled impairment noted above, FFO for 2004 was $2.11 per share. After charges resulting from preferred redemptions and temperature-controlled impairment, FFO for 2003 was $2.17. Net earnings per diluted share for 2004 were $1.08 per share, compared with $1.16 per share in 2003.

“Our results for the fourth quarter strengthened significantly, with a 195 basis point improvement in average same store occupancy and a dramatic pick up in development activity,” said Jeffrey H. Schwartz, chief executive officer. “The pace of leasing accelerated in the second half of the year, leading to a 121 basis point improvement in average same store occupancy and positive same store net operating income growth for the year. This pick up in momentum sets the tone for 2005, as we start the new year with a record development pipeline and an overall stabilized leased percentage of 92.3% — our highest level in three years.”

“Globally, demand for modern distribution facilities is growing. In North America, new supply remains reasonable and we are seeing positive net absorption and occupancy gains in nearly every market. In Europe, leasing activity has strengthened despite lingering economic softness in some of our markets. Our stabilized portfolio in Europe is 93.8% leased, up from 89.2% a year ago, and our facilities in The Netherlands, Italy, Hungary, Czech Republic, Belgium and Sweden are fully leased. In Japan, customer interest in modern, more functional space remains high, supporting record development levels and rapid leasing of our major inventory projects. And in China, new government initiatives to improve the country’s distribution network are creating opportunities for us to serve many of our existing, as well as new, customers,” Mr. Schwartz added.

Record Development Starts Support Future Growth in Property Fund Income and Fees

Walter C. Rakowich, president and chief operating officer, said, “Improving global customer demand led to a surge in development starts of more than $450 million in the fourth quarter, bringing us to over $1.2 billion of total starts for the year — up nearly 80% over 2003 levels and above our revised expectations. As a result, our pipeline of properties representing future contributions to ProLogis property funds grew to a record $1.93 billion, up from $1.61 billion at the end of 2003. Leasing of our Corporate Distribution Facilities Services (CDFS) properties also was brisk, with more than 18.2 million square feet of new CDFS leases signed in 2004 — 49% of which was with repeat customers. As a result of this activity, we also had record dispositions and contributions to ProLogis property funds of more than $1.5 billion during the year. These contributions, together with the $1.7 billion acquisition of Keystone Property Trust in the third quarter, led to a 64% increase in assets under management in our funds compared with the end of 2003.”

Asian Business Gains Momentum

“Our business in Asia continues to expand, reflecting the shift from ownership to leasing and the need for modern functional distribution space,” Mr. Schwartz added. During the fourth quarter, the company started $165 million of new developments in Asia and recently announced two new developments in the Tokyo area totaling $266 million. “We also have made significant leasing progress on two major inventory projects. ProLogis Parc Osaka, which was completed in the fourth quarter, is already 80% committed with leases and LOIs from ten companies, including global customers such as Nippon Express, DHL, FedEx and Yamato Logistics. In addition, we signed a letter of intent with a Japanese logistics provider for the remaining space at ProLogis Parc Yokohama, bringing us to over 90% leased on this one million square-foot facility, which is not scheduled for completion until mid-year. In China, we began development of two facilities at ProLogis Park Northwest Shanghai and entered into a new joint venture to develop distribution facilities at the planned Yangshan International Deep Water Port.”

Selected Financial and Operating Information

•	Achieved FFO from CDFS transactions of $44.0 million for the quarter from $41.1 million in the fourth quarter of 2003. For the year, FFO from CDFS transactions was $209.7 million, up 65.8% from $126.5 million in 2003. FFO amounts do not include unrecognized deferred gains of $12.4 million for the quarter and $43.4 million for the year. Pre-deferral CDFS margins were 16.5% for the quarter and 18.3% for the year.

•	Increased average same store occupancies by 1.95% for the quarter, while same store net operating income increased 0.27% over the fourth quarter of 2003 (a 0.67% increase when straight-lined rents are excluded). For the year, average same store occupancies increased by 1.21%, while same-store net operating income increased 0.15% over 2003 (a 0.26% increase when straight-lined rents are excluded).

•	Recycled $397.8 million of capital through CDFS dispositions and contributions during the quarter and a record $1.56 billion for the year.

•	Exceeded targeted development with record $1.21 billion of starts in 2004.

•	Increased ProLogis’ share of FFO from property funds to $23.7 million, from $19.8 million in the fourth quarter of 2003. For the year, ProLogis’ share of FFO from property funds was $80.5 million, compared with $73.4 million in 2003.

•	Grew fourth quarter fee income from property funds to $14.7 million, up from $11.7 million in 2003. For the year, fee income rose to $50.8 million from $44.2 million in 2003.

•	Increased total assets owned and under management by 35%, to $15.88 billion, up from $11.72 billion at December 31, 2003.

Copies of ProLogis’ fourth quarter 2004 supplemental information will be available from the company’s web site at http://ir.prologis.com or by request at 800-820-0181. The supplemental information also is available on the SEC’s web site at http://www.sec.gov. The related conference call will be available via a live web cast on the company’s web site at http://ir.prologis.com at 10:00 am Eastern Time on Thursday, February 3, 2005. A replay of the web cast will be available on the company’s web site until February 17, 2005.

ProLogis is a leading provider of distribution facilities and services with 297.9 million square feet (27.7 million square meters) in 1,994 distribution facilities owned, managed and under development in 72 markets in North

America, Europe and Asia. ProLogis continues to expand the industry’s first and largest global network of distribution facilities with the objective of building shareholder value. The company expects to achieve this through the ProLogis Operating System ® and its commitment to be ‘The Global Distribution Solution’ for its customers, providing exceptional facilities and services to meet their expansion and reconfiguration needs.

In addition to historical information, this press release contains forward-looking statements under the federal securities laws. These statements are based on current expectations, estimates and projections about the industry and markets in which ProLogis operates, management’s beliefs and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Actual operating results may be affected by changes in national and local economic conditions, competitive market conditions, changes in financial markets or interest rates that could adversely affect ProLogis’ cost of capital and its ability to meet its financing needs and obligations, weather, obtaining governmental approvals and meeting development schedules, and therefore, may differ materially from what is expressed or forecasted in this press release. For a discussion of factors that could affect ProLogis’ financial condition and results of operations, refer to “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Risk Factors” in ProLogis’ Annual Report on Form 10-K for the year ended December 31, 2003.

# # #

Investor Relations:	Media:
Melissa Marsden	Rick Roth
Tel: 303-576-2622	Tel: 303-576-2641
mmarsden@prologis.com	media@prologis.com

Fourth Quarter 2004

SUPPLEMENTAL INFORMATION
(Unaudited)

Executive Office Address:
14100 East 35th Place
Aurora, Colorado 80011
(303) 375-9292

ProLogis

Fourth Quarter 2004
Unaudited Financial Results

Selected Financial Information

(in thousands, except per share amounts)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2004 (1)	2003 (2)	% Change	2004 (1)	2003 (2)	% Change

Net Earnings Attributable to Common Shares (see pages 2 and 5):
Net Earnings attributable to Common Shares (3)	$262	$133,559	-99.8%	$202,813	$212,367	-4.5%
Net Earnings per diluted Common Share	$—	$0.71	—	$1.08	$1.16	-6.9%

Funds From Operations and Funds From Operations, as adjusted (see pages 3 and 5 and see ProLogis’ definition of Funds From Operations on page 3a):
Funds From Operations attributable to Common Shares	$53,314	$145,605	-63.4%	$400,403	$400,745	-0.1%
Add back: excess of redemption values over carrying values of preferred shares redeemed (4)	—	4,236	—	4,236	7,823	—
Add back: relocation expenses (5)	3,949	—	—	6,794	—	—
Add back: impairment charges related to temperature-controlled distribution assets (see note 15 on page 8a and page 13)	50,582	—	—	50,582	38,286	—

Funds From Operations attributable to Common Shares, as adjusted	$107,845	$149,841	-28.0%	$462,015	$446,854	3.4%

Funds From Operations attributable to Common Shares per diluted share	$0.28	$0.78	-64.1%	$2.11	$2.17	-2.8%
Add back: excess of redemption values over carrying values of preferred shares redeemed (4)	—	0.02	—	0.02	0.04	—
Add back: relocation expenses (5)	0.02	—	—	0.04	—	—
Add back: impairment charges related to temperature-controlled distribution assets (see note 15 on page 8a and page 13)	0.26	—	—	0.26	0.20	—

Funds From Operations per diluted Common Share, as adjusted	$0.56	$0.80	-30.0%	$2.43	$2.41	0.8%

EBITDA (see pages 4 and 5):
EBITDA	$181,708	$219,667	-17.3%	$764,480	$718,643	6.4%

Distributions:
Actual distributions per Common Share (6)	$0.365	$0.360	1.4%	$1.460	$1.440	1.4%

	December 31,	December 31,
	2004 (1)	2003 (2)	% Change

Total Assets, net of accumulated depreciation (see page 6)	$7,097,799	$6,367,466	11.5%

Total Book Assets (see page 10):
Direct investment	$6,663,435	$6,259,042
ProLogis’ share of total book assets of unconsolidated investees	2,214,544	1,561,978

Totals	$8,877,979	$7,821,020	13.5%

Market Capitalization (see page 21)	$13,190,838	$10,174,471	29.6%

Assets Owned and Under Management:
Real estate assets owned directly by ProLogis, before depreciation (see page 6)	$6,333,731	$5,854,047
Assets owned by ProLogis’ unconsolidated investees:
Real estate assets owned by ProLogis Property Funds, before depreciation (weighted ownership interest of 21.6%) (see page 12)	9,415,037	5,724,640
Real estate assets owned by CDFS Joint Ventures, before depreciation (weighted ownership interest of 50%) (7)	74,243	31,393
Temperature-controlled distribution operations:
Net assets held for sale (see page 13) (1)(8)	51,677	—
Investments in temperature-controlled investees including proportionate share of third party debt (ownership interest of 50% in 2004 and in excess of 99% in 2003) (1)(8)(9)	5,152	113,977

	9,546,109	5,870,010

Totals	$15,879,840	$11,724,057	35.4%

The definition of Funds From Operations is on page 3a and the definition of EBITDA is on page 4.
Footnote references are to pages 8, 8a and 8b.

Supplemental Information Page 1

ProLogis

Fourth Quarter 2004
Unaudited Financial Results

Consolidated Statements of Earnings
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2004 (1)	2003 (2)	2004 (1)	2003 (2)
Revenues:
Rental income (10)(11)(12)	$134,978	$132,757	$544,663	$542,840
Property management and other property fund fees (see pages 11 and 11a)	14,728	11,735	50,778	44,184
Development management fees and other CDFS income (7)	276	740	2,698	2,349

Total revenues	149,982	145,232	598,139	589,373

Expenses:
Rental expenses (10)(12)	35,910	32,275	142,280	135,779
General and administrative	21,766	19,236	82,147	65,907
Depreciation and amortization (12)	44,911	41,187	172,244	164,291
Relocation expenses (5)	3,949	—	6,794	—
Other expenses	1,846	4,603	5,519	7,608

Total expenses	108,382	97,301	408,984	373,585

Gains on certain dispositions of CDFS business assets, net (7)(12)(13):
Net proceeds from dispositions (13)(14)	376,933	167,120	1,288,665	900,978
Costs of assets disposed of	334,566	126,003	1,111,698	774,452

Total gains, net	42,367	41,117	176,967	126,526

Operating Income	83,967	89,048	366,122	342,314

Income from unconsolidated property funds (see pages 11 and 11a)	12,369	11,209	42,899	27,265
Income (losses) from other unconsolidated investees, net (15)	203	14,627	(801)	(12,231)
Interest expense (16)	(37,733)	(39,619)	(153,334)	(155,475)
Interest and other income	970	684	3,007	1,883

Earnings before minority interest	59,776	75,949	257,893	203,756
Minority interest	(1,064)	(1,163)	(4,875)	(4,959)

Earnings before certain net gains and net foreign currency gains (expenses/losses)	58,712	74,786	253,018	198,797
Gains (losses) recognized on dispositions of certain non-CDFS business assets, net	—	(1,736)	6,072	1,638
Gains on partial dispositions of investments in property funds (17)	—	74,716	3,328	74,716
Foreign currency exchange gains (expenses/losses), net (18)	4,804	154	14,686	(10,587)

Earnings before income taxes	63,516	147,920	277,104	264,564

Income taxes:
Current income tax expense	6,692	2,890	24,870	4,759
Deferred income tax expense	6,717	686	18,692	10,615

Total income taxes	13,409	3,576	43,562	15,374

Net Earnings from Continuing Operations	50,107	144,344	233,542	249,190
Discontinued Operations:
Losses attributable to assets held for sale (8)	(47,512)	—	(36,671)	—
Assets disposed of in 2004:
Operating income (losses) attributable to assets disposed of (12)	(1)	486	1,656	1,485
Gains recognized on dispositions, net (12):
Non-CDFS business assets	2,436	—	1,549	—
CDFS business assets	1,586	—	32,719	—

Total discontinued operations	(43,491)	486	(747)	1,485

Net Earnings	6,616	144,830	232,795	250,675
Less preferred share dividends	6,354	7,035	25,746	30,485
Less excess of redemption values over carrying values of preferred shares redeemed (4)	—	4,236	4,236	7,823

Net Earnings Attributable to Common Shares (3)	$262	$133,559	$202,813	$212,367

Weighted average Common Shares outstanding - basic	184,533	179,901	182,226	179,245
Weighted average Common Shares outstanding - diluted	189,522	188,451	191,801	187,222

Net Earnings per Common Share-Basic:

Continuing operations	$0.23	$0.74	$1.12	$1.18
Discontinued operations	(0.23)	—	—	—

Net Earnings Attributable to Common Shares-Basic	$—	$0.74	$1.12	$1.18

Net Earnings per Common Share-Diluted:
Continuing operations	$0.24	$0.71	$1.08	$1.16
Discontinued operations	(0.24)	—	—	—

Net Earnings Attributable to Common Shares-Diluted	$—	$0.71	$1.08	$1.16

Calculation of Net Earnings per Common Share on a Diluted Basis
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2004 (1)	2003 (2)	2004 (1)	2003 (2)

Basic Net Earnings Attributable to Common Shares	$262	$133,559	$202,813	$212,367
Minority interest (a)	—	1,163	4,875	4,959

Diluted Net Earnings Attributable to Common Shares	$262	$134,722	$207,688	$217,326

Weighted average Common Shares outstanding - Basic	184,533	179,901	182,226	179,245
Weighted average limited partnership units, as if converted (a)	—	4,722	5,035	4,773
Incremental weighted average effect of potentially dilutive instruments (b)	4,989	3,828	4,540	3,204

Weighted average Common Shares outstanding - Diluted	189,522	188,451	191,801	187,222

Diluted Net Earnings per Common Share	$—	$0.71	$1.08	$1.16

(a)	Weighted average limited partnership units of 5,550,000 for the three months ended December 31, 2004 are not included in the calculation of diluted net earnings per Common share as the effect, on an as if converted basis, is antidilutive.

(b)	On a weighted average basis, all potentially dilutive instruments outstanding were 11,584,000 and 11,873,000 for the three months ended December 31, 2004 and 2003, respectively, and 11,356,000 and 10,937,000 for the twelve months ended December 31, 2004 and 2003, respectively.

Footnote references are to pages 8, 8a and 8b.

Supplemental Information Page 2

ProLogis

Fourth Quarter 2004
Unaudited Financial Results

Consolidated Statements of Funds From Operations
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2004 (1)	2003 (2)	2004 (1)	2003 (2)

Revenues:
Rental income (10)(11)	$135,175	$133,658	$547,612	$546,064
Property management and other property fund fees (see pages 11 and 11a)	14,728	11,735	50,778	44,184
Development management fees and other CDFS income (7)	276	740	2,698	2,349

Total revenues	150,179	146,133	601,088	592,597

Expenses:
Rental expenses (10)	36,092	32,521	143,057	136,840
General and administrative	21,766	19,236	82,147	65,907
Depreciation of non-real estate assets	2,104	1,881	8,065	7,884
Relocation expenses (5)	3,949	—	6,794	—
Other expenses	1,846	4,603	5,519	7,608

Total expenses	65,757	58,241	245,582	218,239

Gains on dispositions of CDFS business assets, net (7)(12)(13):
Net proceeds from dispositions (13)(14)	385,360	167,120	1,529,647	900,978
Costs of assets disposed of	341,407	126,003	1,319,961	774,452

Total gains, net	43,953	41,117	209,686	126,526

	128,375	129,009	565,192	500,884

Income from unconsolidated property funds (see pages 11 and 11a)	23,654	19,762	80,504	73,387
Income (losses) from other unconsolidated investees, net (15)	549	3,883	1,416	(16,907)
Interest expense (16)	(37,733)	(39,619)	(153,334)	(155,475)
Interest and other income	970	684	3,007	1,883
Gains on partial dispositions of investments in property funds (17)	—	47,822	3,164	47,822
Foreign currency exchange expenses/losses, net (18)	(118)	(612)	(1,904)	(2,823)
Current income tax expense	(6,692)	(2,890)	(24,870)	(4,759)

	(19,370)	29,030	(92,017)	(56,872)

Funds From Operations before assets held for sale	109,005	158,039	473,175	444,012

Funds From Operations attributable to assets held for sale (8)	(48,273)	—	(37,915)	—

Funds From Operations	60,732	158,039	435,260	444,012
Less preferred share dividends	6,354	7,035	25,746	30,485
Less excess of redemption values over carrying values of preferred shares redeemed (4)	—	4,236	4,236	7,823
Less minority interest	1,064	1,163	4,875	4,959

Funds From Operations Attributable to Common Shares	$53,314	$145,605	$400,403	$400,745

Weighted average Common Shares outstanding - basic	184,533	179,901	182,226	179,245
Weighted average Common Shares outstanding - diluted	195,072	188,451	191,801	187,222

Funds From Operations per Common Share:
Basic	$0.29	$0.81	$2.20	$2.24

Diluted	$0.28	$0.78	$2.11	$2.17

Calculation of Funds From Operations per Common Share on a Diluted Basis
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2004 (1)	2003 (2)	2004 (1)	2003 (2)
Basic Funds From Operations Attributable to Common Shares	$53,314	$145,605	$400,403	$400,745
Minority interest	1,064	1,163	4,875	4,959

Diluted Funds From Operations Attributable to Common Shares	$54,378	$146,768	$405,278	$405,704

Weighted average Common Shares outstanding - Basic	184,533	179,901	182,226	179,245
Weighted average limited partnership units, as if converted	5,550	4,722	5,035	4,773
Incremental weighted average effect of potentially dilutive instruments (a)	4,989	3,828	4,540	3,204

Weighted average Common Shares outstanding-Diluted	195,072	188,451	191,801	187,222

Diluted Funds From Operations per Common Share	$0.28	$0.78	$2.11	$2.17

(a) On a weighted average basis, all potentially dilutive instruments outstanding were 11,584,000 and 11,873,000 for the three months ended December 31, 2004 and 2003, respectively, and 11,356,000 and 10,937,000 for the twelve months ended December 31, 2004 and 2003, respectively.

See ProLogis’ Consolidated Statements of Earnings on Page 2 and the Reconciliations of Net Earnings to Funds From Operations on Page 5.

The definition of Funds From Operations is on page 3a.
Footnote references are to pages 8, 8a and 8b.

Supplemental Information Page 3

ProLogis

Fourth Quarter 2004
Unaudited Financial Results

ProLogis’ Definition of Funds From Operations

ProLogis’ Definition of Funds From Operations

Funds From Operations is a non-GAAP measure that is commonly used in the real estate industry. The most directly comparable GAAP measure to Funds From Operations is Net Earnings. Although NAREIT has published a definition of Funds From Operations, modifications to the NAREIT calculation of Funds From Operations are common among REITs, as companies seek to provide financial measures that meaningfully reflect their business. Funds From Operations, as defined by ProLogis, is presented as a supplemental financial measure. Funds From Operations is not used by ProLogis as, nor should it be considered to be, an alternative to Net Earnings computed under GAAP as an indicator of ProLogis’ operating performance or as an alternative to cash from operating activities computed under GAAP as an indicator of ProLogis’ ability to fund its cash needs.

Funds From Operations is not meant to represent a comprehensive system of financial reporting and does not present, nor does ProLogis intend it to present, a complete picture of its financial condition and operating performance. ProLogis believes that GAAP Net Earnings remains the primary measure of performance and that Funds From Operations is only meaningful when it is used in conjunction with GAAP Net Earnings. Further, ProLogis believes that its consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of its financial condition and its operating performance.

NAREIT’s Funds From Operations measure adjusts GAAP Net Earnings to exclude historical cost depreciation and gains and losses from the sales of previously depreciated properties. ProLogis agrees that these two NAREIT adjustments are useful to investors for the following reasons:

     (a) historical cost accounting for real estate assets in accordance with GAAP assumes, through depreciation charges, that the value of real estate assets diminishes predictably over time. NAREIT stated in its White Paper on Funds From Operations “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” Consequently, NAREIT’s definition of Funds From Operations reflects the fact that real estate, as an asset class, generally appreciates over time and that the depreciation charges required by GAAP do not reflect the underlying economic realities.

     (b) REITs were created as a legal form of organization in order to encourage public ownership of real estate as an asset class through investment in firms that were in the business of long-term ownership and management of real estate. The exclusion, in NAREIT’s definition of Funds From Operations, of gains and losses from the sales of previously depreciated operating real estate assets allows investors and analysts to readily identify the operating results of the long-term assets that form the core of a REIT’s activities and assists in comparing those operating results between periods.

At the same time that NAREIT created and defined its Funds From Operations concept for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” ProLogis believes that financial analysts, potential investors and shareholders who review its operating results are best served by a defined Funds From Operations measure that includes other adjustments to GAAP Net Earnings in addition to those included in the NAREIT defined measure of Funds From Operations.

The ProLogis Defined Funds From Operations measure excludes the following items from GAAP Net Earnings that are not excluded in the NAREIT Defined Funds From Operations measure: (i) deferred income tax benefits and deferred income tax expenses recognized by ProLogis’ taxable subsidiaries; (ii) certain foreign currency exchange gains and losses resulting from certain debt transactions between ProLogis and its foreign consolidated subsidiaries and its foreign unconsolidated investees; (iii) foreign currency exchange gains and losses from the remeasurement (based on current foreign currency exchange rates) of certain third party debt of ProLogis’ foreign consolidated subsidiaries and its foreign unconsolidated investees; and (iv) mark-to-market adjustments associated with derivative financial instruments utilized to manage ProLogis’ foreign currency risks. Funds From Operations of ProLogis’ unconsolidated investees is calculated on the same basis as ProLogis.

The items that ProLogis excludes from GAAP Net Earnings, while not infrequent or unusual, are subject to significant fluctuations from period to period that cause both positive and negative effects on ProLogis’ results of operations, in inconsistent and unpredictable directions. Most importantly, the economics underlying the items that ProLogis excludes from GAAP Net Earnings are not the primary drivers in management’s decision-making process and capital investment decisions. Period to period fluctuations in these items can be driven by accounting for short-term factors that are not relevant to long-term investment decisions, long-term capital structures or to long-term tax planning and tax structuring decisions. Accordingly, ProLogis believes that investors are best served if the information that is made available to them allows them to align their analysis and evaluation of ProLogis’ operating results along the same lines that ProLogis’ management uses in planning and executing its business strategy.

Real estate is a capital-intensive business. Investors’ analyses of the performance of real estate companies tend to be centered on understanding the asset value created by real estate investment decisions and understanding current operating returns that are being generated by those same investment decisions. The adjustments to GAAP Net Earnings that are included in arriving at the ProLogis Defined Funds From Operations measure are helpful to management in making real estate investment decisions and evaluating its current operating performance. ProLogis believes that these adjustments are also helpful to industry analysts, potential investors and shareholders in their understanding and evaluation of ProLogis’ performance on the key measures of net asset value and current operating returns generated on real estate investments.

While ProLogis believes that its defined Funds From Operations measure is an important supplemental measure, neither NAREIT’s nor ProLogis’ measure of Funds From Operations should be used alone because they exclude significant economic components of GAAP Net Earnings and are, therefore, limited as an analytical tool. Some of these limitations are:

—Depreciation and amortization of real estate assets are economic costs that are excluded from Funds From Operations. Funds From Operations is limited as it does not reflect the cash requirements that may be necessary for future replacements of the real estate assets. Further, the amortization of capital expenditures and leasing costs necessary to maintain the operating performance of distribution properties are not reflected in Funds From Operations.

—Gains or losses from property dispositions represent changes in the value of the disposed properties. Funds From Operations, by excluding these gains and losses, does not capture realized changes in the value of disposed properties arising from changes in market conditions.

—The deferred income tax benefits and expenses that are excluded from ProLogis’ Defined Funds From Operations measure result from the creation of a deferred income tax asset or liability that may have to be settled at some future point. ProLogis’ Defined Funds From Operations measure does not currently reflect any income or expense that may result from such settlement.

—The foreign currency exchange gains and losses that are excluded from ProLogis’ Defined Funds From Operations measure are generally recognized based on movements in foreign currency exchange rates through a specific point in time. The ultimate settlement of ProLogis’ foreign currency-denominated net assets is indefinite as to timing and amount. ProLogis’ Funds From Operations measure is limited in that it does not reflect the current period changes in these net assets that result from periodic foreign currency exchange rate movements.

ProLogis compensates for these limitations by using its Funds From Operations measure only in conjunction with GAAP Net Earnings. To further compensate, ProLogis always reconciles its Funds From Operations measure to GAAP Net Earnings in its financial reports. Additionally, ProLogis provides investors with its complete financial statements prepared under GAAP, its definition of Funds From Operations, which includes a discussion of the limitations of using ProLogis’ non-GAAP measure, and a reconciliation of ProLogis’ GAAP measure (Net Earnings) to its non-GAAP measure (Funds From Operations as defined by ProLogis) so that investors can appropriately incorporate this ProLogis measure and its limitations into their analyses.

Supplemental Information Page 3a

ProLogis

Fourth Quarter 2004
Unaudited Financial Results

Consolidated Statements of EBITDA
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2004 (1)	2003 (2)	2004 (1)	2003 (2)

Revenues:
Rental income (10)(11)	$135,175	$133,658	$547,612	$546,064
Property management and other property fund fees (see pages 11 and 11a)	14,728	11,735	50,778	44,184
Development management fees and other CDFS income (7)	276	740	2,698	2,349

	150,179	146,133	601,088	592,597

Expenses:
Rental expenses (10)	36,092	32,521	143,057	136,840
General and administrative	21,766	19,236	82,147	65,907
Relocation expenses (5)	3,031	—	4,948	—
Other expenses	1,846	4,603	5,519	7,608

	62,735	56,360	235,671	210,355

Gains on dispositions of CDFS business assets, net (7)(12)(13)(14)	50,475	44,159	246,614	142,084

	137,919	133,932	612,031	524,326

Income from unconsolidated property funds (see pages 11 and 11a)	39,818	32,872	134,997	124,206
Income from other unconsolidated investees, net (15)	885	6,132	2,471	28,188
Interest and other income	970	684	3,007	1,883
Gains on partial dispositions of investments in property funds (17)	—	47,822	3,164	47,822
Foreign currency exchange expenses/losses, net (18)	(118)	(612)	(1,904)	(2,823)
EBITDA attributable to assets held for sale (8)	3,298	—	15,589	—

EBITDA before minority interest	182,772	220,830	769,355	723,602
Less minority interest	1,064	1,163	4,875	4,959

EBITDA	$181,708	$219,667	$764,480	$718,643

See ProLogis’ Consolidated Statements of Earnings on Page 2 and the Reconciliations of Net Earnings to EBITDA on Page 5.

Footnote references are to pages 8, 8a and 8b.

ProLogis’ definition of EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization):

ProLogis believes that EBITDA is a useful supplemental measure in the calculation of Return on Capital measures (see page 10). ProLogis believes that Return on Capital measures are useful in analyzing the financial returns resulting from capital deployment decisions and for comparing returns associated with alternative investment decisions. EBITDA, as computed by ProLogis, does not represent Net Earnings or cash from operating activities that are computed in accordance with GAAP and is not indicative of cash available to fund cash needs, which ProLogis presents in its Consolidated Statements of Cash Flows and includes in its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q that are filed with the Securities and Exchange Commission. Accordingly, the EBITDA measure presented by ProLogis should not be considered as an alternative to Net Earnings as an indicator of ProLogis’ operating performance, or as an alternative to cash flows from operating, investing, or financing activities as a measure of liquidity. The EBITDA measure presented by ProLogic will not be comparable to similarly titled measures of other REITs.

EBITDA generally represents Net Earnings (computed in accordance with GAAP) excluding: (i) interest expense; (ii) income tax expenses and benefits; and (iii) depreciation and amortization expenses. In ProLogis’ computation of EBITDA the following items are also excluded: (i) preferred dividends and charges related to the redemption of preferred shares; (ii) the foreign currency exchange gains and losses that are also excluded in ProLogis’ definition of Funds From Operations (presented on page 3a); (iii) impairment charges; and (iv) gains and losses from the dispositions of non-CDFS business assets. In addition, ProLogis adjusts the gains and losses from the contributions and sales of developed properties recognized as CDFS income to reflect these gains and losses as if no interest cost had been capitalized during the development of the properties (i.e. the gains are larger since capitalized interest is not included in the basis of the assets contributed and sold). EBITDA of ProLogis’ unconsolidated investees is calculated on the same basis as ProLogis.

Supplemental Information Page 4

ProLogis

Fourth Quarter 2004
Unaudited Financial Results

Reconciliations of Net Earnings to Funds From Operations and EBITDA
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2004 (1)	2003 (2)	2004 (1)	2003 (2)

Reconciliation of Net Earnings to Funds From Operations (see page 3a):
Net Earnings Attributable to Common Shares (see page 2)	$262	$133,559	$202,813	$212,367
Add (Deduct) NAREIT Defined Adjustments:
Real estate related depreciation and amortization	42,807	39,306	164,179	156,407
Funds From Operations adjustments to gains on partial dispositions of investments in property funds (17)	—	(26,894)	(164)	(26,894)
(Gains) losses recognized on dispositions of non-CDFS business assets, net	—	1,736	(6,072)	(1,638)
Reconciling items attributable to discontinued operations:
Assets held for sale-(gains) losses on dispositions of non-CDFS business assets, net (8)	72	—	(169)	—
Assets disposed of in 2004-gains recognized on dispositions of non-CDFS business assets, net (12)	(2,436)	—	(1,549)	—
Assets disposed of in 2004-real estate related depreciation and amortization (12)	16	169	516	678

Totals discontinued operations	(2,348)	169	(1,202)	678
ProLogis’ share of reconciling items from unconsolidated investees (19):
ProLogis Property Funds (see pages 11 and 11a):
Real estate related depreciation and amortization	12,893	8,955	41,999	36,632
Gains on dispositions of non-CDFS business assets, net	(48)	(2,400)	(767)	(2,418)
Other amortization items (20)	(1,062)	49	(3,498)	(2,040)

Totals ProLogis Property Funds	11,783	6,604	37,734	32,174
Temperature-controlled distribution investees (1)(8)(9):
Real estate related depreciation and amortization	107	3,185	301	9,781
(Gains) losses on dispositions of non-CDFS business assets, net	—	(12,217)	1,368	(11,727)

Totals temperature-controlled distribution investees	107	(9,032)	1,669	(1,946)
CDFS Joint Ventures:
Real estate related depreciation and amortization	239	—	335	—

Totals NAREIT Defined Adjustments	52,588	11,889	196,479	158,781

Subtotals—NAREIT Defined Funds From Operations	52,850	145,448	399,292	371,148

Add (Deduct) ProLogis Defined Adjustments:
Foreign currency exchange (gains) expenses/losses, net (18)	(4,922)	(766)	(16,590)	7,764
Deferred income tax expense	6,717	686	18,692	10,615
Reconciling items attributable to discontinued operations:
Assets held for sale-deferred income tax (benefit) expense (8)	(833)	—	(1,075)	—
ProLogis’ share of reconciling items from unconsolidated investees (19):
ProLogis Property Funds (see pages 11 and 11a):
Foreign currency exchange (gains) expenses/losses, net (18)	(311)	1,211	443	13,363
Deferred income tax (benefit) expense	(187)	738	(572)	585

Totals ProLogis Property Funds	(498)	1,949	(129)	13,948
Temperature-controlled distribution investees (1)(8)(9):
Foreign currency exchange gains, net (18)	—	(1,499)	—	(1,642)
Deferred income tax benefit	—	(213)	—	(1,088)

Totals temperature-controlled distribution investees	—	(1,712)	—	(2,730)
CDFS Joint Ventures:
Deferred income tax expense	—	—	213	—

Totals ProLogis Defined Adjustments	464	157	1,111	29,597

ProLogis Defined Funds From Operations Attributable to Common Shares (see pages 2, 3 and 3a)	$53,314	$145,605	$400,403	$400,745

Reconciliation of Net Earnings to EBITDA (see page 4):
Net Earnings Attributable to Common Shares (see page 2)	$262	$133,559	$202,813	$212,367
Add (Deduct):
NAREIT Defined Adjustments to compute Funds From Operations	52,588	11,889	196,479	158,781
ProLogis Defined Adjustments to compute Funds From Operations	464	157	1,111	29,597
Other adjustments to compute ProLogis’ EBITDA measure:
Interest expense	37,733	39,619	153,334	155,475
Depreciation of non-real estate assets	2,104	1,881	8,065	7,884
Depreciation of non-real estate assets included in relocation expenses (5)	918	—	1,846	—
Current income tax expense	6,692	2,890	24,870	4,759
Adjustments to CDFS gains for interest capitalized to disposed assets (see page 4)	6,522	3,042	36,928	15,558
Preferred share dividends	6,354	7,035	25,746	30,485
Excess of redemption values over carrying values of preferred shares redeemed (4)	—	4,236	4,236	7,823
Reconciling items attributable to discontinued operations:
Assets held for sale-current income tax expense (8)	989	—	2,922	—
Assets held for sale-impairment charge (see page 13)	50,582	—	50,582	—
ProLogis’ share of reconciling items from unconsolidated investees (19):
ProLogis Property Funds (see pages 11 and 11a):
Interest expense	14,462	13,267	50,669	49,766
Current income tax expense	988	298	3,633	2,014
Other amortization items (20)	714	(455)	191	(961)

Totals ProLogis Property Funds	16,164	13,110	54,493	50,819
CDFS Joint Ventures:
Interest expense	48	427	48	2,273
Depreciation of non-real estate assets	2	—	2	—
Current income tax expense	—	167	—	554

Totals CDFS Joint Ventures	50	594	50	2,827
Temperature-controlled distribution investees (1)(8)(9):
Interest expense	—	53	—	91
Depreciation of non-real estate assets	130	179	367	2,089
Adjustments to carrying value	—	—	—	38,286
Current income tax expense	156	1,423	638	1,802

Totals temperature-controlled distribution investees	286	1,655	1,005	42,268

ProLogis’ EBITDA measure (see pages 2 and 4)	$181,708	$219,667	$764,480	$718,643

See ProLogis’ Consolidated Statements of Earnings on Page 2.

The definition of Funds From Operations is on page 3a and the definition of EBITDA is on page 4.
Footnote references are to pages 8, 8a and 8b.

Supplemental Information Page 5

ProLogis

Fourth Quarter 2004
Unaudited Financial Results

Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2004 (1)	2003 (2)

Assets:
Investments in real estate assets:
Operating properties (21)	$5,057,207	$4,868,795
Properties under development (including cost of land) (21)	575,703	404,581
Land held for development (21)	597,830	511,163
Other investments (22)	102,991	69,508

	6,333,731	5,854,047
Less accumulated depreciation	989,221	847,221

Net investments in real estate assets	5,344,510	5,006,826

Investments in unconsolidated investees (see page 7):
Investments in ProLogis Property Funds	839,675	548,243
Investments in CDFS Joint Ventures	40,487	12,734
Investment in temperature-controlled distribution investees	5,152	113,830
Investments in other unconsolidated investees	23,199	2,486

Total investments in unconsolidated investees	908,513	677,293

Cash and cash equivalents	236,529	331,503
Accounts and notes receivable	92,015	44,906
Other assets	401,564	306,938
Discontinued operations-assets held for sale (1)(8)	114,668	—

Total assets	$7,097,799	$6,367,466

Liabilities and Shareholders’ Equity:
Liabilities:
Lines of credit	$912,326	$699,468
Short-term borrowings (23)	47,676	—
Senior unsecured notes	1,962,316	1,776,789
Secured debt and assessment bonds	491,643	514,412
Construction costs payable	63,509	26,825
Interest payable	50,924	39,807
Accounts payable and accrued expenses	141,408	109,264
Other liabilities	196,240	104,192
Discontinued operations-assets held for sale (1)(8)	62,991	—

Total liabilities	3,929,033	3,270,757

Minority interest	66,273	37,777

Shareholders’ equity:
Series C Preferred Shares at stated liquidation preference of $50.00 per share	100,000	100,000
Series D Preferred Shares at stated liquidation preference of $25.00 per share (24)	—	125,000
Series F Preferred Shares at stated liquidation preference of $25.00 per share	125,000	125,000
Series G Preferred Shares at stated liquidation preference of $25.00 per share	125,000	125,000
Common Shares at $.01 par value per share	1,858	1,802
Additional paid-in capital	3,249,576	3,073,959
Accumulated other comprehensive income (25)	194,445	138,235
Distributions in excess of Net Earnings	(693,386)	(630,064)

Total shareholders’ equity	3,102,493	3,058,932

Total liabilities and shareholders’ equity	$7,097,799	$6,367,466

Footnote references are to pages 8, 8a and 8b.

Supplemental Information Page 6

ProLogis

Fourth Quarter 2004
Unaudited Financial Results

Selected Balance Sheet Information

Investments in Unconsolidated Investees
(in thousands)

	December 31,	December 31,
	2004 (1)	2003 (2)

ProLogis Property Funds (see page 12):
ProLogis European Properties Fund	$321,548	$267,757
ProLogis California LLC	117,579	117,529
ProLogis North American Properties Fund I	35,707	38,342
ProLogis North American Properties Fund II	5,864	5,853
ProLogis North American Properties Fund III	4,908	5,506
ProLogis North American Properties Fund IV	3,022	3,425
ProLogis North American Properties Fund V	65,878	56,965
ProLogis North American Properties Funds VI-X (26)	132,899	—
ProLogis North American Properties Fund XI (27)	35,886	—
ProLogis North American Properties Fund XII (27)	41,401	—
ProLogis Japan Properties Fund	74,983	52,866

Total investments in ProLogis Property Funds	839,675	548,243

CDFS Joint Ventures (7)(15)(28)(29)	40,487	12,734

Temperature-controlled distribution investees (1)(8)(9)	5,152	113,830

Other unconsolidated investees (28)	23,199	2,486

Total investments in unconsolidated investees	$908,513	$677,293

Land Held for Development

	As of December 31, 2004
	Acres	Investment
Land owned:
North America	1,952	$237,094,165
Europe	1,039	360,735,485
Asia	—	—

Total land owned (see page 6)	2,991	$597,829,650

Land controlled (LOI/option):
North America	1,124
Europe	715
Asia	83

Total land controlled	1,922

Total land held for development	4,913

Footnote references are to pages 8, 8a and 8b.

Supplemental Information Page 7

ProLogis

Fourth Quarter 2004

Unaudited Financial Results

Notes to Consolidated Financial Statements

(1)	ProLogis adopted Interpretation No. 46R, “Consolidation of Variable Interest Entities,” in January 2004. This accounting pronouncement requires that variable interest entities in which ProLogis has a majority variable interest be presented on a consolidated basis rather than under the equity method as of January 1, 2004. Accordingly, ProLogis’ investments in TCL Holding S.A. (formerly Frigoscandia S.A.) are presented on a consolidated basis as of January 1, 2004. This change in reporting method for 2004 does not result in a restatement of the financial information presented for previous periods. This accounting pronouncement does not change the presentation of any of ProLogis’ other investments as these investees are not variable interest entities.

(2)	Certain 2003 amounts included in this Supplemental Information package have been reclassified to conform to the 2004 presentation.

(3)	For the fourth quarter of 2004, Net Earnings attributable to Common Shares was $0.3 million as compared to $133.6 million for the fourth quarter of 2003. This decrease is primarily attributable to 1) an impairment adjustment of $50.6 million recognized in 2004 associated with the temperature-controlled assets that are held for sale and 2) a gain of $74.7 million recognized in 2003 from the partial redemption of ProLogis’ investment in ProLogis European Properties Fund.

(4)	These charges have been recognized in accordance with FASB-EITF Topic D-42 and represent the excess of the redemption values over the carrying values of ProLogis’ Series E Preferred Shares that were redeemed in July 2003 and ProLogis’ remaining Series D Preferred Shares that were redeemed in January 2004.

(5)	Represents the costs incurred as of December 31, 2004 (including accrued employee-related costs) associated with ProLogis’ plan to relocate its information technology and corporate accounting functions from El Paso, Texas to Denver, Colorado and its eventual move of all of its operations in Denver to new corporate headquarters. Such relocation is expected to occur and costs are expected to be incurred through the end of 2005. For the three and twelve months ended December 31, 2004, includes $1,154,000 and $2,594,000, respectively, of severance related employee costs, $1,877,000 and $2,354,000, respectively, of other costs and $918,000 and $1,846,000, respectively, of additional depreciation associated with non-real estate assets located in El Paso and Denver.

(6)	The annual distribution rate for 2004 was $1.46 per Common Share. In December 2004, the Board of Trustees set an annual distribution rate for 2005 of $1.48 per Common Share. The amount of the Common Share distribution may be adjusted at the discretion of the Board during the year.

(7)	The corporate distribution facilities services business (“CDFS business”) segment represents the development of distribution properties with the intent to either contribute the properties to a ProLogis Property Fund in which ProLogis has an ownership interest and acts as manager or sell the properties to a third party, and the acquisition and rehabilitation or acquisition and repositioning of distribution properties with the intent to contribute the properties to a ProLogis Property Fund. This segment’s income also includes fees earned for development activities performed on behalf of customers or third parties and gains or losses from the dispositions of land parcels that no longer fit into ProLogis’ development plans. ProLogis includes the income generated in the CDFS business segment in its computation of Funds From Operations and EBITDA. Further, ProLogis has ownership interests in various unconsolidated joint ventures that engage in CDFS activities in the United Kingdom, the United States and China. See notes 28 and 29 on page 8b.

(8)	TCL Holding S.A. owns a temperature-controlled distribution operating network in Europe, primarily in France. ProLogis presented its investments in TCL Holding S.A. under the equity method in 2003. As a result of adopting Interpretation No. 46R, ProLogis began presenting its investments in TCL Holding S.A. on a consolidated basis in 2004 (see note 1). TCL Holding S.A.’s operations in France were classified as “held for sale” during portions of 2003. However, because ProLogis’ investments were presented under the equity method, ProLogis was not required to reflect the portion of its investments in this unconsolidated investee related to the French operations separately as assets held for sale in 2003. Therefore, the French operations are shown as assets held for sale in ProLogis’ Consolidated Financial Statements only in 2004. The losses generated in 2004 are the result of an impairment charge. See page 13.

(9)	In 2004, represents TCL Holding S.A.’s investment in a temperature-controlled distribution company operating in Austria. While ProLogis’ investments in TCL Holding S.A. were presented under the equity method in 2003, this Austrian investment was not separately presented in ProLogis’ balance sheet. See notes 1 and 8.

(10)	Represents rental income earned and rental expenses incurred while ProLogis owns a property directly. Under the terms of their respective lease agreements, some or all of ProLogis’ rental expenses are recovered from its customers. Amounts recovered are included as a component of rental income. Rental expense amounts also include ProLogis’ direct expenses associated with its management of the ProLogis Property Funds’ operations. For properties that have been contributed to a ProLogis Property Fund, ProLogis recognizes its share of the total operations of the Property Fund under the equity method and presents these amounts below Operating Income in its Consolidated Statements of Earnings, Funds From Operations and EBITDA.

(11)	Amounts include straight-lined rents of $2,080,000 and $1,965,000 for the three months ended December 31, 2004 and 2003, respectively, and $9,654,000 and $7,236,000 for the twelve months ended December 31, 2004 and 2003, respectively, and rental expense recoveries from customers of $23,963,000 and $23,285,000 for the three months ended December 31, 2004 and 2003, respectively, and $101,168,000 and $99,448,000 for the twelve months ended December 31, 2004 and 2003, respectively.

(12)	Properties disposed of to third parties are considered to be discontinued operations unless such properties were developed under a pre-sale agreement. Through December 31, 2004, ProLogis sold 20 such properties to third parties (ten of which were CDFS business assets). Accordingly, the operations of these properties during 2004 and the aggregate net gains or losses recognized upon their dispositions are presented as discontinued operations. Amounts attributable to the operations of these properties during 2003 have been reclassified and are presented as discontinued operations in ProLogis’ Consolidated Statements of Earnings for that period. These amounts are not presented as discontinued operations in either of ProLogis’ Consolidated Statements of Funds From Operations or EBITDA. The operating amounts that are presented as discontinued operations (other than the net gains or losses recognized upon disposition) are as follows (in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
Rental income	$197	$901	$2,949	$3,224
Rental expenses	(182)	(246)	(777)	(1,061)
Depreciation and amortization	(16)	(169)	(516)	(678)

	$(1)	$486	$1,656	$1,485

(Continued)

Supplemental Information Page 8

ProLogis

Fourth Quarter 2004
Unaudited Financial Results

Notes to Consolidated Financial Statements (Continued)

(13)	When ProLogis contributes properties to a ProLogis Property Fund in which it has an ownership interest, ProLogis does not recognize a portion of the proceeds in its computation of the gain resulting from the contribution. The amount of the proceeds that cannot be recognized is determined based on ProLogis’ continuing ownership interest in the contributed property that arises due to ProLogis’ ownership interest in the Property Fund acquiring the property. ProLogis defers this portion of the proceeds by recognizing a reduction to its investment in the applicable Property Fund. ProLogis adjusts its proportionate share of the earnings or losses that it recognizes under the equity method from the Property Fund in later periods to reflect the Property Fund’s depreciation expense as if the depreciation expense was computed on ProLogis’ lower basis in the contributed real estate assets rather than on the Property Fund’s basis in the contributed real estate assets. If a loss is recognized when a property is contributed to a ProLogis Property Fund, the entire loss is recognized. See note 14 for the amount of cumulative gross proceeds that have not been recognized as of December 31, 2004.

Gross proceeds deferred related to contributions during the three months ended December 31, 2004 and 2003 were $12,446,000 and $4,869,000, respectively, and for contributions during the twelve months ended December 31, 2004 and 2003 were $43,433,000 and $25,933,000, respectively. See page 19.

When a property that ProLogis originally contributed to a ProLogis Property Fund is disposed of to a third party, ProLogis recognizes the amount of the gain that it had previously deferred as a part of its CDFS income during the period that the disposition occurs. Further, during periods when ProLogis’ ownership interest in a ProLogis Property Fund decreases, ProLogis will recognize gains to the extent that previously deferred proceeds are recognized to coincide with ProLogis’ new ownership interest in the ProLogis Property Fund.

ProLogis’ ownership interests in certain of the ProLogis Property Funds decreased during 2004 and during both the three and twelve month periods in 2003. The amount of previously deferred proceeds that were recognized as a result of these ownership changes were $4.1 million for the twelve months ended December 31, 2004 and $25.9 million and $27.1 million for the three and twelve months ended December 31, 2003, respectively, resulting in the recognition of additional gains of these amounts during the applicable period.

(14)	As of December 31, 2004, the cumulative gross proceeds that have not been recognized in computing the gains from the contributions of properties by ProLogis to ProLogis Property Funds (before subsequent amortization) are presented below (in thousands). See note 13.

	Gross Proceeds Not Recognized
	CDFS	Non-CDFS
	Transactions	Transactions	Totals

ProLogis European Properties Fund	$86,083	$9,344	$95,427
ProLogis California LLC	5,350	26,129	31,479
ProLogis North American Properties Fund I	8,283	868	9,151
ProLogis North American Properties Fund II	7,366	—	7,366
ProLogis North American Properties Fund III	5,650	337	5,987
ProLogis North American Properties Fund IV	3,805	810	4,615
ProLogis North American Properties Fund V	17,659	871	18,530
ProLogis North American Properties Funds VI-X	2,759	—	2,759
ProLogis Japan Properties Fund	17,223	—	17,223

Totals	$154,178	$38,359	$192,537

(15)	Includes ProLogis’ proportionate shares of the earnings or losses, Funds From Operations and EBITDA of unconsolidated investees recognized under the equity method as follows (in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2004	2003	2004	2003

Earnings (losses):
TCL Holding S.A. (a)	$332	$14,799	$1,188	$(13,013)
ProLogis Logistics (b)	(132)	—	(1,703)	—
CDFS Joint Ventures (c)	220	(172)	189	730
Other investees	(217)	—	(475)	52

	$203	$14,627	$(801)	$(12,231)

ProLogis Defined Funds From Operations:
TCL Holding S.A. (a)	$439	$4,055	$1,489	$(17,689)
ProLogis Logistics (b)	(132)	—	(335)	—
CDFS Joint Ventures (c)	459	(172)	737	730
Other investees	(217)	—	(475)	52

	$549	$3,883	$1,416	$(16,907)

EBITDA:
TCL Holding S.A. (a)	$725	$5,710	$2,494	$24,579
ProLogis Logistics (b)	(132)	—	(335)	—
CDFS Joint Ventures (c)	509	422	787	3,557
Other investees	(217)	—	(475)	52

	$885	$6,132	$2,471	$28,188

(a)	See notes 1, 8 and 9 on page 8. For the twelve months ended December 31, 2003, included in the net loss recognized by ProLogis is a charge of $38.3 million representing ProLogis’ proportionate share of an impairment charge recognized in the third quarter of 2003 associated with TCL Holding S.A.’s net assets in the United Kingdom that were held for sale at that time. The disposition of these assets was completed in December 2003 at which time ProLogis recognized a gain of $10.6 million (including a realized foreign currency gain of $6.8 million that resulted from the repatriation of net sales proceeds to the United States) representing its proportionate share of the net gain recognized at disposition by TCL Holding S.A.

(b)	Represents expenses of $132,000 for the three months ended December 31, 2004 and expenses of $335,000 and additional losses of $1,368,000 recognized for the twelve months ended December 31, 2004. The expenses represent adjustments in 2004 to the operating expenses accrued by ProLogis’ United States temperature-controlled distribution company prior to its disposition in October 2002. The additional losses represent adjustments in 2004 to the net gain recognized by ProLogis upon the disposition of this company in October 2002.

(c)	See note 7 on page 8. ProLogis has investments in four joint ventures that perform CDFS business activities in the United Kingdom. In November 2003, ProLogis discontinued its participation and significantly reduced its ownership interest in one joint venture that held interests in 11 operating properties. The remaining three joint ventures own no operating properties and engage primarily in development activities. In July 2004, ProLogis invested in a joint venture that performs CDFS business activities in China (see note 29 on page 8b). In August 2004, as part of the Keystone Transaction (see notes 21 and 28 on page 8b), ProLogis acquired an ownership interest in a CDFS joint venture operating in the United States. ProLogis has a 50% ownership interest in all of the CDFS joint ventures.

(Continued)

Supplemental Information Page 8a

ProLogis

Fourth Quarter 2004
Unaudited Financial Results

Notes to Consolidated Financial Statements (Continued)

(16)	Includes amortization of deferred loan costs of $1,558,000 and $1,421,000 for the three months ended December 31, 2004 and 2003, respectively, and $5,741,000 and $5,891,000 for the years ended December 31, 2004 and 2003, respectively. Excludes interest that has been capitalized based on ProLogis’ development activities of $10,717,000 and $7,604,000 for the three months ended December 31, 2004 and 2003, respectively, and $37,388,000 and $36,425,000 for the years ended December 31, 2004 and 2003, respectively.

(17)	In June 2004, ProLogis, as provided in certain formation agreements, exchanged a certain portion of its investment in ProLogis North American Properties Fund V into shares of Macquarie ProLogis Trust, the listed property trust in Australia that has an 85.8% ownership interest in ProLogis North American Properties Fund V. The shares were sold by ProLogis in the public market immediately upon receipt. Based on its book basis in the interest disposed of, ProLogis recognized a net gain of $3,328,000 on this disposition in its Consolidated Statement of Earnings and a net gain of $3,164,000 on this disposition in both its Consolidated Statements of Funds From Operations and EBITDA.

In December 2003, ProLogis European Properties Fund disposed of 13 operating properties located in the United Kingdom that were originally contributed to ProLogis European Properties Fund by ProLogis. ProLogis European Properties Fund used the proceeds from this disposition to redeem certain of its outstanding equity units. ProLogis accepted the offer of redemption with respect to 37.16% of the units it held. Based on its book basis of the units redeemed, ProLogis recognized a net gain of $74.7 million on the partial redemption of its investment in its Consolidated Statement of Earnings and a net gain of $47.8 million on this same transaction in its Consolidated Statements of Funds from Operations and EBITDA. The gain recognized by ProLogis in Net Earnings, Funds from Operations and EBITDA includes a foreign currency exchange gain of $47.9 million that results from the repatriation of the cash proceeds from the redemption to the United States.

(18)	Foreign currency exchange gains and losses that are recognized as a component of Net Earnings computed under GAAP generally result from: (i) remeasurement and/or settlement of certain debt transactions between ProLogis and its foreign consolidated subsidiaries and foreign unconsolidated investees (depending on the type of loan, the currency in which the loan is denominated and the form of ProLogis’ investment); (ii) remeasurement and/or settlement of certain third party debt of ProLogis’ foreign consolidated subsidiaries (depending on the currency in which the loan is denominated); and (iii) mark-to-market adjustments related to derivative financial instruments utilized to manage foreign currency risks. ProLogis generally excludes these types of foreign currency exchange gains and losses from the ProLogis Defined Funds From Operations measure and also from its computation of EBITDA. ProLogis’ definition of Funds From Operations is presented on page 3a and its definition of EBITDA is presented on page 4.

Foreign currency exchange gains and losses that result from transactions (including certain intercompany debt and equity investments) that are settled in a currency other than the reporting company’s functional currency and from the settlement of derivative financial instruments utilized to manage foreign currency risks are included in the ProLogis Defined Funds From Operations measure and in ProLogis’ computation of EBITDA.

(19)	ProLogis reports its investments in the ProLogis Property Funds and certain other investments under the equity method. Until January 1, 2004, ProLogis presented its investments in TCL Holding S.A. under the equity method (see note 1 on page 8). For purposes of calculating Funds From Operations and EBITDA, the Net Earnings of each of its unconsolidated investees is adjusted to be consistent with the calculation of these measures by ProLogis. ProLogis’ definition of Funds From Operations is presented on page 3a and ProLogis’ definition of EBITDA is presented on page 4.

(20)	Consists primarily of adjustments to the amounts that ProLogis recognizes under the equity method that are necessary to recognize the amount of the gains that were not recognized at the contribution date due to the deferral of certain proceeds based on ProLogis’ ownership interest in the ProLogis Property Fund acquiring the property. See note 13 on page 8a.

(21)	On May 3, 2004, ProLogis and affiliates of established investment funds managed by Eaton Vance Management agreed to acquire Keystone Property Trust, subject to an acquisition agreement that was approved by Keystone’s shareholders at the July 30, 2004 shareholders’ meeting. The transaction closed on August 4, 2004. Additionally, ProLogis acquired certain operating properties, properties under development and land parcels as part of its direct acquisitions in the Keystone Transaction. See notes 26, 27 and 28 and pages 18 and 20.

(22)	Other investments include: (i) funds that are held in escrow pending the completion of tax-deferred exchange transactions; (ii) earnest money deposits associated with potential acquisitions; (iii) costs incurred during the pre-acquisition due diligence process; and (iv) costs incurred during the pre-construction phase related to future development projects.

(23)	In the fourth quarter of 2004, ProLogis repaid the $95.0 million of borrowings outstanding under a short-term credit agreement that expired on December 16, 2004. Borrowings outstanding at December 31, 2004 represent the currency equivalent of 57.8 million Canadian dollars that were borrowed under a credit agreement that expires in February 2005. Borrowings under this agreement were used to acquire a land parcel for future development in Toronto, Canada.

(24)	On December 11, 2003, ProLogis called for the redemption of all of the remaining 5,000,000 Series D Preferred Shares outstanding at a price of $25.00 per share, plus $0.066 in accrued and unpaid dividends. The redemption of these shares was completed on January 12, 2004 at a total redemption value of $125.3 million. ProLogis recognized a charge of $4.2 million associated with this redemption in January 2004. See note 4 on page 8.

(25)	Accumulated other comprehensive income includes cumulative foreign currency translation adjustments and unrealized gains and losses associated with derivative financial instruments that receive hedge accounting treatment. ProLogis also recognizes its proportionate share of the accumulated other comprehensive income balances of its unconsolidated investees.

(26)	ProLogis has a 20% ownership interest in each of five property funds (referred to by ProLogis as ProLogis North American Properties Funds VI, VII, VIII, IX and X). The remaining 80% ownership interests in each of the five property funds are held by affiliates of established investment funds. These property funds acquired operating properties in the Keystone Transaction aggregating 22,509,102 square feet at an aggregate value of $1.38 billion. See notes 21, 27 and 28 and pages 12 and 18.

(27)	ProLogis acquired Keystone’s 20% ownership interest in two property funds as part of its direct acquisitions in the Keystone Transaction. ProLogis refers to these property funds as ProLogis North American Properties Funds XI and XII. See notes 21, 26 and 28 and pages 12 and 18.

(28)	ProLogis acquired Keystone’s 50% ownership interest in a CDFS Joint Venture (valued at $8.5 million) and a preferred interest in a real estate company (valued at $20.0 million) as part of its direct acquisitions in the Keystone Transaction. Additionally, ProLogis began development within a new North American CDFS Joint Venture in the fourth quarter of 2004. See notes 21, 26 and 27.

(29)	ProLogis has a 50% ownership interest in a CDFS joint venture operating in China. During the third and fourth quarters of 2004, this venture acquired nine operating properties aggregating 725,000 square feet and, during the fourth quarter of 2004, this joint venture began development on two properties aggregating 183,000 square feet.

Supplemental Information Page 8b

ProLogis

Fourth Quarter 2004
Unaudited Financial Results

Components of Net Asset Value (A)
(in thousands)

Income Items

	4Q 2004	ProLogis’		Pro Rata
	Pro Forma	Ownership		Annualized
	NOI (B)	Interest		Pro Forma NOI
Direct ownership properties (B)	$108,933	100.0%	X 4	$435,732

ProLogis Property Funds—North America (B):
ProLogis California LLC	$16,307	50.0%	X 4	$32,614
ProLogis North American Properties Fund I	8,356	41.3%	X 4	13,804
ProLogis North American Properties Fund II	6,457	20.0%	X 4	5,166
ProLogis North American Properties Fund III	3,892	20.0%	X 4	3,114
ProLogis North American Properties Fund IV	3,628	20.0%	X 4	2,902
ProLogis North American Properties Fund V	25,579	11.5%	X 4	11,766
ProLogis North American Properties Funds VI - X	21,258	20.0%	X 4	17,006
ProLogis North American Properties Funds XI	3,752	20.0%	X 4	3,002
ProLogis North American Properties Funds XII	4,220	20.0%	X 4	3,376

Subtotal North America				92,750

ProLogis Japan Properties Fund (B)	12,764	20.0%	X 4	10,211

Total Property Funds—North America and Japan				$102,961

	4Q 2004 Actual		Annualized Fees

Fee income (includes all ProLogis Property Funds) (see page 11)	$14,728	X 4	$58,912

		Actual 12 mos.
Income from CDFS business:	4Q 2004 Actual	ended 12/31/04

Funds From Operations from CDFS business:
Gains on dispositions of CDFS business assets, net	$43,953	$209,686
Development management fees and other CDFS income	276	2,698

	44,229	212,384
Recognition of previously deferred disposition proceeds (see note 13 on page 8a)	—	(4,143)
Gross amount of disposition proceeds that have not been recognized in Funds From Operations on current period contributions (see note 13 on page 8a)	12,446	43,433

	$56,675	$251,674

Balance Sheet Items

Investment in ProLogis European Properties Fund (C)	$482,388

Net assets held for sale (discontinued operations) (D)	$51,677

Investments in unconsolidated investees other than ProLogis Property Funds (see page 7):
CDFS Joint Ventures	$40,487
Temperature-controlled distribution investee	5,152
Other unconsolidated investees	23,199

Total investments in unconsolidated investees other than ProLogis Property Funds	$68,838

Investments in land and development projects:
Development projects in process (see pages 6 and 20)	$575,703
Land held for development (see pages 6 and 7)	597,830

Total investments in land and development projects	$1,173,533

Other assets:
Cash and cash equivalents	$236,529
Deposits, prepaid assets and other tangible assets	193,706
Accounts and notes receivable	92,015
ProLogis’ share of other tangible assets of ProLogis Property Funds (E)	27,604

Total other assets	$549,854

Liabilities and preferred equity:
ProLogis’ total liabilities (excluding liabilities associated with assets held for sale-discontinued operations)	$(3,866,042)
ProLogis’ share of third party debt of ProLogis Property Funds (see page 12) (E)	(693,606)
ProLogis’ share of other third party liabilities of ProLogis Property Funds (E)	(20,332)

Total liabilities	(4,579,980)
Preferred Shares	(350,000)

Total liabilities and preferred equity	$(4,929,980)

ProLogis’ Consolidated Balance Sheet is at Page 6.

Net Asset Value Discussion

ProLogis considers Net Asset Value to be a useful tool for management, financial analysts, potential investors and shareholders to estimate the fair value of common shareholder equity. The assessment of the fair value of a particular segment of ProLogis’ business is subjective in that it will involve estimates and can be performed using various methods. Therefore, ProLogis has presented the financial results and investments related to its business segments that it believes are important in calculating its Net Asset Value but has not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation.

Comments are on page 9a.

Supplemental Information Page 9

ProLogis

Fourth Quarter 2004
Unaudited Financial Results

Comments to Components of Net Asset Value
(in thousands)

Comments relate to page 9.

COMMENTS

(A)	The components of Net Asset Value provided on page 9 do not consider any incentive management fees that ProLogis can earn from ProLogis Property Funds, the potential growth in rental and fee income streams or the franchise value associated with ProLogis’ global operating platform and the ProLogis Operating System®.

(B)	A reconciliation of rental income and rental expenses computed under GAAP to pro forma net operating income (“NOI”) for purposes of the Net Asset Value calculation for ProLogis and the ProLogis Property Funds, excluding ProLogis European Properties Fund, for the three months ended December 31, 2004 follows (amounts in thousands). ProLogis’ investment in ProLogis European Properties Fund is subject to periodic third party valuations (see comment C) therefore, a separate calculation using pro forma NOI is not necessary.

			ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis
		ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	Japan
		California	Properties	Properties	Properties	Properties	Properties	Properties	Properties	Properties	Properties
	ProLogis	LLC	Fund I	Fund II	Fund III	Fund IV	Fund V	Funds VI - X	Fund XI	Fund XII	Fund

Calculation of Pro Forma NOI (a):
Rental income computed under GAAP (see pages 3 and 11)	$135,175	$19,306	$10,107	$7,696	$5,279	$4,378	$30,511	$27,971	$4,717	$5,373	$13,990
Straight-lined rents (b)	(2,080)	(116)	(139)	(150)	(164)	(97)	(887)	(1,105)	(282)	(13)	(26)
Net termination fees (c)	(237)	—	—	54	—	—	—	—	—	—	—

Adjusted rental income	132,858	19,190	9,968	7,600	5,115	4,281	29,624	26,866	4,435	5,360	13,964

Rental expenses, computed under GAAP (see pages 3 and 11)	(36,092)	(3,457)	(1,724)	(1,201)	(1,294)	(689)	(5,164)	(7,048)	(683)	(1,140)	(1,200)
Certain fees paid to ProLogis (d)	—	143	112	58	71	36	260	188	—	—	—

Adjusted rental expenses	(36,092)	(3,314)	(1,612)	(1,143)	(1,223)	(653)	(4,904)	(6,860)	(683)	(1,140)	(1,200)

Adjusted NOI	96,766	15,876	8,356	6,457	3,892	3,628	24,720	20,006	3,752	4,220	12,764
Other adjustments (e) (f)	12,167	431	—	—	—	—	859	1,252	—	—	—

Pro Forma NOI	$108,933	$16,307	$8,356	$6,457	$3,892	$3,628	$25,579	$21,258	$3,752	$4,220	$12,764

(a)	Pro forma NOI represents: (i) rental income computed under GAAP for each applicable property, including rental expense recoveries, adjusted to exclude straight-lined rents (see (b) below) and net termination fees (see (c) below); (ii) less rental expenses computed under GAAP for each applicable property adjusted to exclude certain fees paid to ProLogis that have been recognized as rental expenses by the ProLogis Property Funds (see (d) below); (iii) as adjusted to reflect CDFS business assets (completed developments and repositioned acquisitions) at a stabilized yield for the entire period (see (e) below); and (iv) as adjusted to present a full period of operations for those properties that were not stabilized for the entire period (see (f) below).

(b)	Straight-lined rents are removed from rental income computed under GAAP to allow for the calculation of a cash yield, which is common in Net Asset Value calculations.

(c)	Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer’s rent leveling asset or liability, if any, that has been previously recognized under GAAP. Removing the net termination fees from rental income allows for the calculation of pro forma NOI to include only rental income that is indicative of the property’s recurring operating performance. Customer terminations are negotiated under specific circumstances and are not subject to specific provisions or rights allowed under the lease agreements.

(d)	These miscellaneous fees are removed because they represent costs that are specific to the ownership structures of the individual ProLogis Property Fund and are not necessarily indicative of expenses that would be incurred under other structures.

(e)	For ProLogis, the NOI generated by CDFS business assets (completed developments and repositioned acquisitions) is removed and replaced with an NOI measure that is computed by applying each property’s projected yield at the time the property was developed or acquired to the gross book basis of the property at December 31, 2004.

(f)	For ProLogis North American Properties Fund V, NOI is adjusted to reflect a full period of operations for the properties that were acquired during the three-month period and to remove the NOI for properties disposed of during the three-month period, if any. See page 18.

(C)	At December 31, 2004, the Net Asset Value of ProLogis’ investment in ProLogis European Properties Fund was as follows (in thousands, except per unit amounts):

Number of equity units held by ProLogis on December 31, 2004	33,483
Net Asset Value per unit at December 31, 2003 in euros (g)	10.22

Total Net Asset Value at December 31, 2004 in euros	342,196
Euro to U.S. dollar exchange rate at December 31, 2004	1.3604

Total Net Asset Value at December 31, 2004 in U.S. dollars	$465,523
ProLogis’ share of Funds From Operations since December 31, 2003 (h)	29,366
Less dividends received by ProLogis since December 31, 2003	(31,126)
Net amounts owed to ProLogis	18,625

$482,388

(g)	Based on an independent third party valuation as of December 31, 2003.

(h)	Represents ProLogis’ share of Funds From Operations of ProLogis European Properties Fund since the last net asset valuation (December 31, 2003) excluding management fee income which is paid to ProLogis on a current basis. See page 11a.

(D)	The French operations of ProLogis’ temperature-controlled distribution company are held for sale. See notes 1 and 8 on page 8 and page 13.

(E)	Excludes ProLogis European Properties Fund. See comment C.

Supplemental Information Page 9a

ProLogis

Fourth Quarter 2004
Unaudited Financial Results

Calculations of Return on Capital (A)

(in thousands)

EBITDA

	Calendar Year	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Calendar Year
	2004	2004	2004	2004	2004	2003
EBITDA (see page 4)	$764,480	$181,708	$213,776	$201,224	$167,827	$718,643
Disposition proceeds attributable to current period contributions that have been deferred and not recognized in computing the gains that are included in EBITDA (see page 19)	43,433	12,446	10,072	12,003	8,912	25,933
Adjustment to the amount of the deferred disposition proceeds due to interest capitalization treatment for computing EBITDA (B)	7,295	1,936	994	3,028	1,337	3,951
Disposition proceeds attributable to prior period contributions that have been recognized in computing the current period gains that are included in EBITDA (see note 13 on page 8a)	(4,143)	—	(864)	(3,279)	—	(27,116)

	$811,065	$196,090	$223,978	$212,976	$178,076	$721,411

Total Book Assets (C)

	Averages	December 31,	September 30,	June 30,	March 31,	Averages	December 31,	September 30,	June 30,	March 31,	December 31,
	for 2004	2004	2004	2004	2004	for 2003	2003	2003	2003	2003	2002
Direct investment:
ProLogis’ direct investment in real estate assets, before depreciation (D)	$6,058,115	$6,333,731	$6,075,860	$5,926,299	$6,100,639	$5,547,257	$5,854,046	$5,538,063	$5,537,659	$5,410,992	$5,395,527
ProLogis’ direct other assets, net of direct other liabilities (E)	341,057	278,027	322,191	451,603	248,466	233,311	404,996	185,718	237,334	182,212	156,293
Net assets held for sale (discontinued operations) (F)	73,749	51,677	107,285	105,710	104,075	—	—	—	—	—	—

	6,472,921	6,663,435	6,505,336	6,483,612	6,453,180	5,780,568	6,259,042	5,723,781	5,774,993	5,593,204	5,551,820
ProLogis share of Total Book Assets of unconsolidated investees:
ProLogis Property Funds (G)	1,720,235	2,139,015	1,971,704	1,555,322	1,502,352	1,535,608	1,432,781	1,670,371	1,656,601	1,490,450	1,427,836
Investments in CDFS Joint Ventures (H)	24,697	47,178	39,592	12,098	11,881	73,938	12,734	98,159	88,450	81,652	88,696
Investments in temperature-controlled distribution investees (F)	25,318	5,152	3,668	701	3,092	167,474	113,977	158,465	200,697	185,576	178,658
Investments in other unconsolidated investees (D)	10,474	23,199	22,229	2,229	2,229	2,851	2,486	2,486	2,486	2,486	4,310

	1,780,724	2,214,544	2,037,193	1,570,350	1,519,554	1,779,871	1,561,978	1,929,481	1,948,234	1,760,164	1,699,500

Total Book Assets (including ProLogis’ share of Total Book Assets of unconsolidated investees)	$8,253,645	$8,877,979	$8,542,529	$8,053,962	$7,972,734	$7,560,439	$7,821,020	$7,653,262	$7,723,227	$7,353,368	$7,251,320

Total Book Equity Attributable to Common Shareholders (C):
Total Book Assets (C)	$8,253,645	$8,877,979	$8,542,529	$8,053,962	$7,972,734	$7,560,439	$7,821,020	$7,653,262	$7,723,227	$7,353,368	$7,251,320
Less: minority interest (D)	(50,715)	(66,273)	(76,490)	(36,262)	(36,775)	(39,599)	(37,777)	(38,716)	(39,296)	(39,739)	(42,467)
Less: third party debt (D)	(3,220,528)	(3,413,961)	(3,443,868)	(3,125,068)	(3,129,072)	(2,879,060)	(2,990,669)	(2,953,277)	(2,891,073)	(2,828,302)	(2,731,978)
Less: ProLogis’ share of third party debt of unconsolidated investees (see page 21)	(862,300)	(1,119,008)	(842,742)	(811,712)	(787,401)	(785,539)	(750,638)	(865,555)	(853,686)	(749,133)	(708,685)
Less: preferred shares (D)	(375,000)	(350,000)	(350,000)	(350,000)	(350,000)	(405,000)	(475,000)	(350,000)	(400,000)	(400,000)	(400,000)

Total Book Equity Attributable to Common Shareholders (including ProLogis’ share of Total Book Equity of unconsolidated investees)	$3,745,102	$3,928,737	$3,829,429	$3,730,920	$3,669,486	$3,451,241	$3,566,936	$3,445,714	$3,539,172	$3,336,194	$3,368,190

	Calendar Year	Calendar Year
Return Calculations	2004	2003
Return on Assets (I):
Average Book Assets	$8,253,645	$7,560,439
Less: average direct other assets, net of direct other liabilities	(341,057)	(233,311)
Less: average minority interest	(50,715)	(39,599)

	$7,861,873	$7,287,529

Adjusted EBITDA for the full year	$811,065	$721,411

Return on Assets (I)	10.32%	9.90%

Return on Equity Attributable to Common Shareholders (J):
Average Book Equity Attributable to Common Shareholders (C)	$3,745,102	$3,451,241
Less: average direct other assets, net of direct other liabilities	(341,057)	(233,311)

	$3,404,045	$3,217,930

ProLogis Defined Funds From Operations Attributable to Common Shares for the full year	$400,403	$400,745
Add back: gains not recognized computed on a Funds From Operations basis, net of recapture amounts recognized (see note 13 on page 8a)	39,290	(1,183)
Add back: non-real estate depreciation (including amounts recorded as relocation expenses)	9,911	7,884
Add back: non-real estate depreciation of temperature-controlled distribution investees and CDFS Joint Ventures	369	2,089
Add back: impairment charges related to temperature-controlled distribution assets	50,582	38,286
Add back: excess of redemption values over the carrying values of preferred shares redeemed	4,236	7,823

ProLogis Defined Funds From Operations Attributable to Common Shares, as adjusted	$504,791	$455,644

Return on Equity Attributable to Common Shareholders (J)	14.83%	14.16%

Comments are on page 10a.

Supplemental Information Page 10

ProLogis

Fourth Quarter 2004
Unaudited Financial Results

Comments to Calculations of Return on Capital

Comments relate to page 10.

COMMENTS

(A)	Return on Capital measures are commonly used by management, financial analysts, potential investors and shareholders to analyze financial returns. ProLogis believes that Return on Assets is useful in analyzing the financial returns resulting from capital deployment decisions and for comparing returns associated with alternative investment decisions. ProLogis believes that Return on Equity Attributable to Common Shareholders is useful in assessing the financial returns attributable to holders of common equity resulting from capital deployment and capital structuring decisions and evaluating options, as well as for comparing returns for alternative investment decisions. See comments I and J.

(B)	In computing ProLogis’ EBITDA measure, the gains and losses from the contributions of developed properties recognized as CDFS income are adjusted to reflect these gains and losses as if no interest cost had been capitalized during the development of the properties (i.e. the gains are larger since capitalized interest is not included in the basis of the assets contributed). See page 4. This adjustment also impacts the amount of the proceeds that are deferred and not recognized due to ProLogis’ ownership interest in the Property Fund acquiring the property. See note 13 on page 8a.

(C)	ProLogis’ use of the term “Book Assets” refers to the undepreciated asset base of the company. ProLogis’ use of the term “book equity” refers to the equity of the company with its assets presented on an undepreciated basis.

(D)	Represents ProLogis’ recorded balance sheet amount as of the applicable date. ProLogis’ Consolidated Balance Sheets are at page 6.

(E)	Other assets includes all assets other than real estate, investments in unconsolidated investees and assets held for sale (discontinued operations) and other liabilities includes all liabilities other than third party debt and liabilities associated with assets held for sale (discontinued operations). ProLogis’ Consolidated Balance Sheets are at page 6.

(F)	The French operations of ProLogis’ temperature-controlled distribution company are held for sale. ProLogis began presenting its investments in the temperature-controlled distribution company on a consolidated basis as of January 1, 2004. Prior to that date, these investments were presented under the equity method. See notes 1, 8 and 9 on page 8.

(G)	Represents ProLogis’ share of the total assets, before depreciation, net of liabilities, other than third party debt, of each entity. See page 12.

(H)	Represents ProLogis’ balance sheet investment in the entities plus ProLogis’ share of the entities’ third party debt, if any.

(I)	Return on Assets measures EBITDA, generated by operations and as defined by ProLogis on page 4, against the original capital invested that has generated this EBITDA. ProLogis believes that this EBITDA measure most accurately measures the direct financial return resulting from its capital decisions without including the impacts that financing and capital structure choices would have on the return calculation. While certain components of this measure are provided on an interim basis, ProLogis provides its computation of the actual measure only on a calendar year basis.

(J)	Return on Equity Attributable to Common Shareholders measures Funds From Operations as defined by ProLogis on page 3a and as further adjusted to remove all depreciation and amortization amounts and to reflect gains on contributions of CDFS assets at their gross amount prior to any deferrals of proceeds (see note 13 on page 8a) against the invested shareholder capital to which the Funds From Operations generated is attributable. ProLogis believes that the ProLogis Defined Funds From Operations measure, as adjusted, most accurately measures the return related to the capital invested in common equity. While certain components of this measure are provided on an interim basis, ProLogis provides its computation of the actual measure only on a calendar year basis.

Supplemental Information Page 10a

ProLogis

Fourth Quarter 2004

Unaudited Financial Results

ProLogis Property Funds - EBITDA, Funds From Operations and Net Earnings (Loss)

(in thousands)

	ProLogis		ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis
	European	ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	Japan		ProLogis’
	Properties	California	Properties	Properties	Properties	Properties	Properties	Properties	Properties	Properties	Properties		Share of the
	Fund	LLC	Fund I	Fund II	Fund III	Fund IV	Fund V	Funds VI - X (A)	Fund XI (A)	Fund XII (A)	Fund	Total	Property Funds
	For the Three Months Ended December 31, 2004 (B)
EBITDA, Funds From Operations and Net Earnings (Loss) of each Property Fund:
Rental revenues	$86,138	$19,306	$10,107	$7,696	$5,279	$4,378	$30,511	$27,971	$4,717	$5,373	$13,990	$215,466	$49,671
Rental expenses:
Property management fees paid to ProLogis (C)	(566)	(637)	(318)	(211)	(209)	(112)	(885)	(828)	(138)	(181)	—	(4,085)	(1,007)
Other	(11,608)	(2,820)	(1,406)	(990)	(1,085)	(577)	(4,279)	(6,220)	(545)	(959)	(1,200)	(31,689)	(7,268)

Total rental expenses	(12,174)	(3,457)	(1,724)	(1,201)	(1,294)	(689)	(5,164)	(7,048)	(683)	(1,140)	(1,200)	(35,774)	(8,275)

Net operating income from properties	73,964	15,849	8,383	6,495	3,985	3,689	25,347	20,923	4,034	4,233	12,790	179,692	41,396

Other income (expense)	(1,521)	(15)	(15)	(20)	(27)	(23)	83	(411)	62	27	(10)	(1,870)	(413)
Gains on dispositions of CDFS business assets, net	1,421	—	—	—	—	—	—	—	—	—	—	1,421	309
Asset management and other fees paid to ProLogis (C)	(6,479)	—	(183)	(296)	(262)	(181)	(131)	(788)	(162)	(92)	(1,016)	(9,590)	(2,044)

EBITDA of the Property Fund (D)	67,385	15,834	8,185	6,179	3,696	3,485	25,299	19,724	3,934	4,168	11,764	169,653	39,248
Current income tax benefit (expense)	(4,570)	(4)	(1)	—	(3)	(6)	(15)	—	—	—	(3)	(4,602)	(988)
Third party interest expense	(23,814)	(5,365)	(4,619)	(2,838)	(2,702)	(1,763)	(6,221)	(9,640)	(649)	(720)	(2,038)	(60,369)	(14,462)

Funds From Operations of the Property Fund (E)	39,001	10,465	3,565	3,341	991	1,716	19,063	10,084	3,285	3,448	9,723	104,682	23,798
Real estate related depreciation and amortization	(23,074)	(4,704)	(2,545)	(1,366)	(1,241)	(889)	(7,023)	(8,815)	(1,871)	(2,044)	(2,404)	(55,976)	(12,893)
Losses on other dispositions, net	216	—	—	—	1	—	—	—	—	—	—	217	48
Foreign currency exchange losses, net	1,381	—	—	—	—	—	—	—	—	—	—	1,381	311
Deferred income tax benefit (expense)	(1,058)	—	—	—	—	—	3,415	—	—	—	—	2,357	187

Net Earnings (Loss) of the Property Fund (F)	$16,466	$5,761	$1,020	$1,975	$(249)	$827	$15,455	$1,269	$1,414	$1,404	$7,319	$52,661	$11,451

ProLogis’ share of EBITDA, Funds From Operations and Net Earnings of each Property Fund recognized under the equity method (see pages 2, 3, 4 and 5):

ProLogis’ average ownership interest for the three-month period (G)	21.6%	50.0%	41.3%	20.0%	20.0%	20.0%	11.7%	20.0%	20.0%	20.0%	20.0%	22.7%

ProLogis’ share of the Property Fund’s EBITDA	14,482	7,917	3,381	1,235	739	697	2,880	3,944	787	833	2,353	39,248
Fees paid to ProLogis (H)	6,819	849	555	577	542	310	1,836	1,651	300	273	1,016	14,728
Other (I)	1	(104)	(30)	(2)	(5)	(5)	569	(1)	—	—	147	570

EBITDA recognized by ProLogis (D)	$21,302	$8,662	$3,906	$1,810	$1,276	$1,002	$5,285	$5,594	$1,087	$1,106	$3,516	$54,546

ProLogis’ share of the Property Fund’s Funds From Operations	8,391	5,233	1,473	668	199	343	2,184	2,016	657	690	1,944	23,798
Fees paid to ProLogis (H)	6,819	849	555	577	542	310	1,836	1,651	300	273	1,016	14,728
Other (I)	—	(55)	(30)	(3)	(5)	(5)	(196)	2	—	—	148	(144)

Funds From Operations recognized by ProLogis (E)	$15,210	$6,027	$1,998	$1,242	$736	$648	$3,824	$3,669	$957	$963	$3,108	$38,382

ProLogis’ share of the Property Fund’s Net Earnings (Loss)	3,553	2,881	422	395	(50)	165	1,803	254	283	281	1,464	11,451
Fees paid to ProLogis (H)	6,819	849	555	577	542	310	1,836	1,651	300	273	1,016	14,728
Other (I)	435	211	48	39	31	26	(111)	22	—	—	217	918

Net Earnings recognized by ProLogis (F)	$10,807	$3,941	$1,025	$1,011	$523	$501	$3,528	$1,927	$583	$554	$2,697	$27,097

	For the Three Months Ended December 31, 2003 (J)
EBITDA recognized by ProLogis, including fees (D)	$23,115	$8,164	$3,779	$1,426	$1,429	$1,123	$4,351	$—	$—	$—	$1,220	$44,607

Funds From Operations recognized by ProLogis, including fees (E)	$16,629	$5,529	$1,872	$858	$889	$769	$3,869	$—	$—	$—	$1,082	$31,497

Net Earnings recognized by ProLogis, including fees (F)	$12,443	$3,561	$929	$637	$693	$677	$3,000	$—	$—	$—	$1,004	$22,944

COMMENTS

(A)	See notes 26 and 27 on page 8b.

(B)	All ProLogis Property Funds were operating throughout the period.

(C)	These fees are paid to ProLogis on a current basis.

(D)	EBITDA is a supplemental measure that is used to calculate Return on Capital measures (see page 10). See ProLogis’ Consolidated Statements of Earnings on page 2, ProLogis’ Consolidated Statements of EBITDA on page 4 and the Reconciliations of Net Earnings to EBITDA on page 5. ProLogis’ definition of EBITDA is presented on page 4.

(E)	Funds From Operations is a supplemental measure used by ProLogis. See ProLogis’ Consolidated Statements of Earnings on page 2, ProLogis’ Consolidated Statements of Funds From Operations on page 3 and the Reconciliations of Net Earnings to Funds From Operations on page 5. ProLogis’ definition of Funds From Operations is presented on page 3a.

(F)	See ProLogis’ Consolidated Statements of Earnings on page 2.

(G)	The average ownership is weighted based on each entity’s contribution to the total Funds From Operations for the period presented.

(H)	In addition to the property and asset management fees earned by ProLogis and expensed by the ProLogis Property Funds, ProLogis earns other fees for leasing, development and other activities performed on behalf of the ProLogis Property Funds. Certain of these fees are capitalized by the ProLogis Property Funds (primarily leasing and development fees). ProLogis defers an amount of the leasing and development fees it earns in an amount proportionate to its ownership interest in the ProLogis Property Fund. The deferred fees are recognized as income by ProLogis in future periods by reducing the amount of the capitalized fees that the ProLogis Property Fund includes in amortization or depreciation expense when ProLogis recognizes its share of the earnings and/or loss of the Property Fund under the equity method. For Funds From Operations and EBITDA, the deferred fees are not recognized unless the underlying asset is sold to a third party by the ProLogis Property Fund.

(I)	Consists primarily of adjustments to the amounts that ProLogis recognizes under the equity method that are necessary to recognize the amount of the gains that were not recognized at the contribution date due to the deferral of certain proceeds based on ProLogis’ ownership interest in the ProLogis Property Fund acquiring the property. See comment H and note 13 on page 8a.

(J)	All ProLogis Property Funds were operating throughout the period with the exception of ProLogis North American Properties Funds VI through XII.

Supplemental Information Page 11

ProLogis

Fourth Quarter 2004

Unaudited Financial Results

ProLogis Property Funds - EBITDA, Funds From Operations and Net Earnings

(in thousands)

	ProLogis		ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis
	European	ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	Japan		ProLogis’
	Properties	California	Properties	Properties	Properties	Properties	Properties	Properties	Properties	Properties	Properties		Share of the
	Fund	LLC	Fund I	Fund II	Fund III	Fund IV	Fund V	Funds VI - X (A)	Fund XI (A)	Fund XII (A)	Fund	Total	Property Funds
	For the Twelve Months Ended December 31, 2004 (B)
EBITDA, Funds From Operations and Net Earnings of each Property Fund:
Rental revenues	$307,841	$75,216	$42,565	$27,910	$22,602	$17,184	$114,130	$47,197	$7,756	$8,871	$39,980	$711,252	$171,707
Rental expenses:
Property management fees paid to ProLogis (C)	(2,753)	(2,514)	(1,316)	(819)	(870)	(425)	(3,208)	(1,347)	(228)	(263)	—	(13,743)	(3,604)
Other	(42,407)	(11,301)	(6,615)	(4,936)	(4,360)	(2,539)	(18,945)	(9,611)	(1,060)	(1,604)	(3,566)	(106,944)	(25,653)

Total rental expenses	(45,160)	(13,815)	(7,931)	(5,755)	(5,230)	(2,964)	(22,153)	(10,958)	(1,288)	(1,867)	(3,566)	(120,687)	(29,257)

Net operating income from properties	262,681	61,401	34,634	22,155	17,372	14,220	91,977	36,239	6,468	7,004	36,414	590,565	142,450

Other income (expense)	(4,246)	(29)	(91)	(86)	(96)	(91)	258	(401)	(16)	(11)	(174)	(4,983)	(1,128)
Gains on dispositions of CDFS business assets, net	3,179	—	—	—	—	—	—	—	—	—	—	3,179	699
Asset management and other fees paid to ProLogis (C)	(22,583)	(11)	(672)	(1,182)	(1,050)	(723)	(371)	(1,366)	(162)	(92)	(2,937)	(31,149)	(6,801)

EBITDA of the Property Fund (D)	239,031	61,361	33,871	20,887	16,226	13,406	91,864	34,472	6,290	6,901	33,303	557,612	135,220

Current income tax expense	(16,295)	(13)	(29)	(5)	(13)	(20)	(81)	—	—	—	(57)	(16,513)	(3,633)
Third party interest expense	(89,252)	(21,365)	(18,475)	(11,351)	(10,805)	(7,044)	(25,577)	(9,640)	(1,081)	(1,287)	(6,155)	(202,032)	(50,669)

Funds From Operations of the Property Fund (E)	133,484	39,983	15,367	9,531	5,408	6,342	66,206	24,832	5,209	5,614	27,091	339,067	80,918

Real estate related depreciation and amortization	(79,831)	(18,055)	(9,983)	(5,339)	(4,820)	(3,515)	(25,181)	(13,938)	(3,080)	(3,324)	(6,422)	(173,488)	(41,999)
Gains on other dispositions, net	216	1,431	—	—	20	—	—	—	—	—	—	1,667	767
Foreign currency exchange expenses/losses, net	(2,014)	—	—	—	—	—	—	—	—	—	—	(2,014)	(443)
Deferred income tax benefit	(980)	—	—	—	—	—	6,199	—	—	—	—	5,219	572

Net Earnings of the Property Fund (F)	$50,875	$23,359	$5,384	$4,192	$608	$2,827	$47,224	$10,894	$2,129	$2,290	$20,669	$170,451	$39,815

ProLogis’ share of EBITDA, Funds From Operations and Net Earnings of each Property Fund recognized under the equity method (see pages 2, 3, 4 and 5):

ProLogis’ average ownership interest for the twelve-month period (G)	22.0%	50.0%	41.3%	20.0%	20.0%	20.0%	12.7%	20.0%	20.0%	20.0%	20.0%	23.9%

ProLogis’ share of the Property Fund’s EBITDA	52,587	30,681	13,989	4,177	3,245	2,681	11,667	6,894	1,258	1,380	6,661	135,220
Fees paid to ProLogis (H)	25,336	3,448	2,346	2,294	2,204	1,247	7,474	2,747	390	355	2,937	50,778
Other (I)	(31)	(438)	(95)	(11)	(17)	(14)	(86)	(1)	—	—	470	(223)

EBITDA recognized by ProLogis (D)	$77,892	$33,691	$16,240	$6,460	$5,432	$3,914	$19,055	$9,640	$1,648	$1,735	$10,068	$185,775

ProLogis’ share of the Property Fund’s Funds From Operations	29,366	19,992	6,347	1,906	1,082	1,268	8,408	4,966	1,042	1,123	5,418	80,918
Fees paid to ProLogis (H)	25,336	3,448	2,346	2,294	2,204	1,247	7,474	2,747	390	355	2,937	50,778
Other (I)	(31)	(240)	(95)	(11)	(17)	(14)	(478)	2	—	—	470	(414)

Funds From Operations recognized by ProLogis (E)	$54,671	$23,200	$8,598	$4,189	$3,269	$2,501	$15,404	$7,715	$1,432	$1,478	$8,825	$131,282

ProLogis’ share of the Property Fund’s Net Earnings	11,193	11,680	2,224	838	121	565	5,997	2,179	426	458	4,134	39,815
Fees paid to ProLogis (H)	25,336	3,448	2,346	2,294	2,204	1,247	7,474	2,747	390	355	2,937	50,778
Other (I)	1,357	843	198	155	127	101	(422)	42	—	—	683	3,084

Net Earnings recognized by ProLogis (F)	$37,886	$15,971	$4,768	$3,287	$2,452	$1,913	$13,049	$4,968	$816	$813	$7,754	$93,677

	For the Twelve Months Ended December 31, 2003 (B)

EBITDA recognized by ProLogis, including fees (D)	$83,780	$32,500	$16,590	$5,642	$5,849	$4,045	$17,239	$—	$—	$—	$2,745	$168,390

Funds From Operations recognized by ProLogis, including fees (E)	$59,560	$21,878	$9,075	$3,365	$3,679	$2,629	$14,945	$—	$—	$—	$2,440	$117,571

Net Earnings recognized by ProLogis, including fees (F)	$30,190	$14,229	$5,177	$2,381	$2,827	$1,924	$12,500	$—	$—	$—	$2,221	$71,449

COMMENTS

(A)	See notes 26 and 27 on page 8b.

(B)	All ProLogis Property Funds were operating throughout the period with the exception of ProLogis North American Properties Funds VI through X which began operations on June 30, 2004 and ProLogis North American Properties Funds XI and XII in which ProLogis acquired its ownership interest on August 4, 2004.

(C)	These fees are paid to ProLogis on a current basis.

(D)	EBITDA is a supplemental measure that is used to calculate Return on Capital measures (see page 10). See ProLogis’ Consolidated Statements of Earnings on page 2, ProLogis’ Consolidated Statements of EBITDA on page 4 and the Reconciliations of Net Earnings to EBITDA on page 5. ProLogis’ definition of EBITDA is presented on page 4.

(E)	Funds From Operations is a supplemental measure used by ProLogis. See ProLogis’ Consolidated Statements of Earnings on page 2, ProLogis’ Consolidated Statements of Funds From Operations on page 3 and the Reconciliations of Net Earnings to Funds From Operations on page 5. ProLogis’ definition of Funds From Operations is presented on page 3a.

(F)	See ProLogis’ Consolidated Statements of Earnings on page 2.

(G)	The average ownership is weighted based on each entity’s contribution to the total Funds From Operations for the period presented.

(H)	In addition to the property and asset management fees earned by ProLogis and expensed by the ProLogis Property Funds, ProLogis earns other fees for leasing, development and other activities performed on behalf of the ProLogis Property Funds. Certain of these fees are capitalized by the ProLogis Property Funds (primarily leasing and development fees). ProLogis defers an amount of the leasing and development fees it earns in an amount proportionate to its ownership interest in the ProLogis Property Fund. The deferred fees are recognized as income by ProLogis in future periods by reducing the amount of the capitalized fees that the ProLogis Property Fund includes in amortization or depreciation expense when ProLogis recognizes its share of the earnings of the Property Fund under the equity method. For Funds From Operations and EBITDA, the deferred fees are not recognized unless the underlying asset is sold to a third party by the ProLogis Property Fund.

(I)	Consists primarily of adjustments to the amounts that ProLogis recognizes under the equity method that are necessary to recognize the amount of the gains that were not recognized at the contribution date due to the deferral of certain proceeds based on ProLogis’ ownership interest in the ProLogis Property Fund acquiring the property. See comment H and note 13 on page 8a.

Supplemental Information Page 11a

ProLogis

Fourth Quarter 2004
Unaudited Financial Results

ProLogis Property Funds - Balance Sheets
(in thousands)

	ProLogis		ProLogis	ProLogis	ProLogis	ProLogis
	European	ProLogis	N.A.	N.A.	N.A.	N.A.
Selected Balance Sheet Items of the	Properties	California	Properties	Properties	Properties	Properties
ProLogis Property Funds	Fund	LLC	Fund I	Fund II	Fund III	Fund IV

Operating properties, before depreciation	$3,856,312	$685,971	$376,581	$235,571	$210,282	$141,745

Other assets, net of other liabilities	$5,108	$12,036	$3,438	$5,101	$3,208	$4,132

Total assets, before depreciation, net of other liabilities	$3,861,420	$698,007	$380,019	$240,672	$213,490	$145,877

Third party debt (B)	$1,920,694	$334,415	$242,304	$165,000	$150,273	$103,182

ProLogis’ ownership interest as of December 31, 2004	21.8%	50.0%	41.3%	20.0%	20.0%	20.0%

	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis
	N.A.	N.A.	N.A.	N.A.	Japan
Selected Balance Sheet Items of the	Properties	Properties	Properties	Properties	Properties
ProLogis Property Funds	Fund V	Funds VI -X (A)	Fund XI (A)	Fund XII (A)	Fund	Total

Operating properties, before depreciation	$1,169,994	$1,510,478	$227,271	$269,112	$731,720	$9,415,037

Other assets, net of other liabilities	$28,816	$56,283	$9,306	$9,142	$(146,244)	$(9,674)

Total assets, before depreciation, net of other liabilities	$1,198,810	$1,566,761	$236,577	$278,254	$585,476	$9,405,363

Third party debt (B)	$606,295	$906,347	$51,196	$80,011	$326,999	$4,886,716

ProLogis’ ownership interest as of December 31, 2004	11.5%	20.0%	20.0%	20.0%	20.0%	21.6	%(C)

	ProLogis		ProLogis	ProLogis	ProLogis	ProLogis
	European	ProLogis	N.A.	N.A.	N.A.	N.A.
ProLogis’ Share of the ProLogis	Properties	California	Properties	Properties	Properties	Properties
Property Funds’ Balances	Fund	LLC	Fund I	Fund II	Fund III	Fund IV

ProLogis’ Balance Sheet Investment (see page 7)	$321,548	$117,579	$35,707	$5,864	$4,908	$3,022
Add (Deduct):
ProLogis’ share of third party debt	418,711	167,208	100,072	33,000	30,055	20,636
ProLogis’ share of depreciation and amortization	49,749	35,100	15,882	3,305	2,744	1,667
Gross proceeds not recognized on a cumulative basis (before amortization) (D)	95,427	31,479	9,151	7,366	5,987	4,615
Other (E)	(43,645)	(2,362)	(3,874)	(1,401)	(996)	(765)

ProLogis’ share of total assets, before depreciation, net of other liabilities	$841,790	$349,004	$156,938	$48,134	$42,698	$29,175

	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis
	N.A.	N.A.	N.A.	N.A.	Japan
ProLogis’ Share of the ProLogis	Properties	Properties	Properties	Properties	Properties
Property Funds’ Balances	Fund V	Funds VI -X (A)	Fund XI (A)	Fund XII (A)	Fund	Total

ProLogis’ Balance Sheet Investment (see page 7)	$65,878	$132,899	$35,886	$41,401	$74,983	$839,675
Add (Deduct):
ProLogis’ share of third party debt	69,724	181,270	10,239	16,002	65,400	1,112,317
ProLogis’ share of depreciation and amortization	4,063	2,383	522	619	1,447	117,481
Gross proceeds not recognized on a cumulative basis (before amortization) (D)	18,530	2,759	—	—	17,223	192,537
Other (E)	(20,332)	(5,959)	668	(2,371)	(41,958)	(122,995)

ProLogis’ share of total assets, before depreciation, net of other liabilities	$137,863	$313,352	$47,315	$55,651	$117,095	$2,139,015

COMMENTS

(A)	See notes 26 and 27 on page 8b.

(B)	During the fourth quarter of 2004, ProLogis North American Properties Funds VI through X issued secured debt of approximately $892 million on a combined basis. Proceeds from these financing transactions were treated as a return of capital to the equity holders in each property fund during the quarter.

(C)	The average ownership is weighted based on each entity’s contribution to total assets, before depreciation, net of other liabilities.

(D)	See note 14 on page 8a.

(E)	Generally consists of: (i) intercompany balances; (ii) additional basis in the investments that have been recorded directly by ProLogis; (iii) adjustments necessary to reflect ProLogis’ share of the retained earnings of the property fund based on ProLogis’ ownership at the time the earnings were recognized for those property funds (applicable when ProLogis’ ownership has varied over time); and (iv) ProLogis’ proportionate share of the accumulated other comprehensive income of ProLogis European Properties Fund (cumulative foreign currency translation adjustments and hedge accounting adjustments) and ProLogis Japan Properties Fund (cumulative foreign currency translation adjustments). See note 25 on page 8b.

Supplemental Information Page 12

ProLogis

Fourth Quarter 2004
Unaudited Financial Results

Discontinued Operations - Assets Held for Sale (A)
(in thousands)

December 31,
2004

Assets:
Plant, property and equipment (B)	$214,695
Accumulated depreciation (C)	(160,649)

Net plant, property and equipment	54,046
Cash	29,429
Accounts receivable	22,565
Other assets	8,628

Total assets	114,668

Liabilities:
Third party debt	186
Accounts payable	21,591
Deferred tax liability	14,354
Other liabilities	26,860

Total liabilities	62,991

Net Assets Held For Sale	$51,677

EBITDA, Funds From Operations and Net Losses (C)

	Three Months	Twelve Months
	Ended	Ended
	December 31,	December 31,
	2004	2004
Operating income	$26,743	$101,678
Operating expenses	(21,372)	(78,212)
Other income, net	(283)	209
General and administrative expenses	(1,790)	(8,086)

EBITDA	3,298	15,589

Impairment charges (D)	(50,582)	(50,582)
Current income tax expense	(989)	(2,922)

Funds From Operations	(48,273)	(37,915)

Gains (losses) on the disposition of non-CDFS assets, net	(72)	169
Deferred income tax benefit	833	1,075

Net Losses	$(47,512)	$(36,671)

COMMENTS

(A)	The French operations of ProLogis' temperature-controlled distribution investee (TCL Holding S.A.) are held for sale. ProLogis began presenting its investments in this entity on a consolidated basis as of January 1, 2004. Prior to that date, these investments were presented under the equity method. See notes 1 and 8 on page 8.

(B)	As of December 31, 2004, these assets, all located in France, aggregated 62.8 million cubic feet.

(C)	The property, plant and equipment that are held for sale are not being depreciated.

(D)	For the fourth quarter of 2004, the adjustment represents an impairment charge related to the operating assets in France that are held for sale. This adjustment reflects the carrying value of these assets at their estimated fair value less estimated cost to sell and is based on current negotiations to sell the assets.

Supplemental Information Page 13

ProLogis

Fourth Quarter 2004
Unaudited Financial Results

Leased and Physical Occupancy Analysis

By Ownership

	Square	Current	12/31/04		12/31/03 (A)
	Feet	Investment	Leased	Occupied	Leased	Occupied
Stabilized Portfolio (B):
Direct Investment:
North America	123,168,514	$4,368,077,853	89.86%	89.22%	87.78%	87.17%
Europe	3,735,104	278,643,569	50.06%	48.65%	44.97%	44.97%
Asia	150,000	11,599,592	100.00%	100.00%	—	—

Total Direct Investment — Stabilized	127,053,618	4,658,321,014	88.71%	88.04%	85.98%	85.40%

ProLogis Property Funds (C):
ProLogis California LLC	14,203,899	685,971,094	99.77%	99.42%	97.05%	96.06%
ProLogis North American Properties Fund I	9,406,069	376,581,280	93.77%	93.45%	91.29%	91.29%
ProLogis North American Properties Fund II	4,476,668	235,571,156	97.65%	95.63%	90.85%	90.07%
ProLogis North American Properties Fund III	4,380,489	210,281,783	89.29%	89.29%	95.53%	95.43%
ProLogis North American Properties Fund IV	3,474,903	141,744,715	97.34%	97.34%	95.96%	95.96%
ProLogis North American Properties Fund V	28,267,294	1,169,994,346	98.76%	96.79%	99.31%	98.70%
ProLogis North American Properties Fund VI-X (D)	25,462,598	1,510,477,742	85.04%	84.93%	—	—
ProLogis North American Properties Fund XI (E)	4,314,961	227,271,278	95.50%	95.50%	—	—
ProLogis North American Properties Fund XII (E)	3,363,810	269,111,736	100.00%	100.00%	—	—
ProLogis European Properties Fund	47,921,269	3,856,311,617	97.22%	95.35%	95.15%	94.56%
ProLogis Japan Properties Fund	3,869,469	731,719,763	99.15%	99.09%	98.37%	98.37%

Total ProLogis Property Funds	149,141,429	9,415,036,510	95.31%	94.19%	95.82%	95.27%

Total Stabilized Portfolio	276,195,047	$14,073,357,524	92.27%	91.36%	90.21%	89.64%

Total Operating Portfolio (F):
Direct Investment:
North America	127,233,440	$4,499,733,657	88.13%	87.18%	86.99%	86.34%
Europe	4,881,250	376,339,342	43.57%	42.49%	35.92%	35.92%
Asia	1,515,116	181,134,271	59.72%	34.45%	—	—

Total Direct Investment — Total Portfolio	133,629,806	5,057,207,270	86.18%	84.95%	84.11%	83.50%

ProLogis Property Funds (C):
ProLogis California LLC	14,203,899	685,971,094	99.77%	99.42%	97.05%	96.06%
ProLogis North American Properties Fund I	9,406,069	376,581,280	93.77%	93.45%	91.29%	91.29%
ProLogis North American Properties Fund II	4,476,668	235,571,156	97.65%	95.63%	90.85%	90.07%
ProLogis North American Properties Fund III	4,380,489	210,281,783	89.29%	89.29%	95.53%	95.43%
ProLogis North American Properties Fund IV	3,474,903	141,744,715	97.34%	97.34%	95.96%	95.96%
ProLogis North American Properties Fund V	28,267,294	1,169,994,346	98.76%	96.79%	99.31%	98.70%
ProLogis North American Properties Fund VI-X (D)	25,462,598	1,510,477,742	85.04%	84.93%	—	—
ProLogis North American Properties Fund XI (E)	4,314,961	227,271,278	95.50%	95.50%	—	—
ProLogis North American Properties Fund XII (E)	3,363,810	269,111,736	100.00%	100.00%	—	—
ProLogis European Properties Fund	47,921,269	3,856,311,617	97.22%	95.35%	95.15%	94.56%
ProLogis Japan Properties Fund	3,869,469	731,719,763	99.15%	99.09%	98.37%	98.37%

Total ProLogis Property Funds	149,141,429	9,415,036,510	95.31%	94.19%	95.82%	95.27%

Total Operating Portfolio	282,771,235	$14,472,243,780	90.99%	89.83%	89.05%	88.46%

COMMENTS

(A)	The stabilized portfolio at 12/31/03 consisted of 226,392,718 square feet. Total operating portfolio at 12/31/03 consisted of 230,360,309 square feet.

(B)	ProLogis defines its stabilized properties as those properties where the capital improvements, repositioning efforts, new management and new marketing programs for acquisitions or developments, and marketing programs in the case of newly developed properties, have been in effect for a sufficient period of time, generally 12 months. A property enters the stabilized pool at the earlier of 12 months or when it becomes substantially leased, defined as 93% or more.

(C)	The investment amount represents the property fund’s basis in the real estate.

(D)	These property funds were formed in the second quarter to acquire operating properties in the Keystone Transaction which closed on August 4, 2004 (see note 26 on page 8b). In June 2004, ProLogis contributed a total of 21 operating properties aggregating 2,953,496 square feet to these property funds.

(E)	ProLogis acquired a 20% interest in these property funds as a result of the Keystone Transaction (see note 27 on page 8b). Previously, these interests were held directly by Keystone.

(F)	The total operating portfolio consists of both stabilized properties and prestabilized properties. Prestable properties are development or acquisition properties that have been completed or held for less than 12 months and are not substantially leased (generally 93%).

Supplemental Information Page 14

ProLogis

Fourth Quarter 2004
Unaudited Financial Results

Leased and Physical Occupancy Analysis (Continued)

By Geographic Area and Asset Classification

	Square	Current	12/31/04
	Feet	Investment	Leased	Occupied
Stabilized Portfolio (B):
North America:
Direct Investment
Operating properties	114,008,658	$4,064,585,721	90.95%	90.50%
CDFS properties - repositioned acquisitions	4,651,337	132,039,474	79.00%	77.31%
CDFS properties - completed developments	4,508,519	171,452,658	73.58%	69.08%

Total Direct Investment - North America	123,168,514	4,368,077,853	89.86%	89.22%

ProLogis Property Funds (C)	97,350,691	4,827,005,130	94.21%	93.43%

Total North America Stabilized Properties	220,519,205	9,195,082,983	91.78%	91.08%

Europe:
Direct Investment
Operating properties	984,219	52,638,526	99.18%	99.18%
CDFS properties - repositioned acquisitions	563,762	25,970,622	65.74%	65.74%
CDFS properties - completed developments	2,187,123	200,034,421	23.90%	21.51%

Total Direct Investment - Europe	3,735,104	278,643,569	50.06%	48.65%

ProLogis Property Funds (C)	47,921,269	3,856,311,617	97.22%	95.35%

Total Europe Stabilized Properties	51,656,373	4,134,955,186	93.81%	91.97%

Asia
Direct Investment
Operating properties	150,000	11,599,592	100.00%	100.00%

ProLogis Property Funds (C)	3,869,469	731,719,763	99.15%	99.09%

Total Asia Stabilized Properties	4,019,469	743,319,355	99.18%	99.13%

Total Stabilized Portfolio	276,195,047	$14,073,357,524	92.27%	91.36%

Total Operating Portfolio (F):
North America:
Total North America Stabilized Properties	220,519,205	$9,195,082,983	91.78%	91.08%
Prestabilized Properties
Operating properties	528,035	30,472,123	63.33%	63.33%
CDFS properties - repositioned acquisitions	763,894	17,588,784	8.23%	8.23%
CDFS properties - completed developments	2,772,997	83,594,897	37.71%	23.21%

Total Prestabilized Properties - North America	4,064,926	131,655,804	35.50%	25.61%

Total North America Operating Portfolio	224,584,131	9,326,738,787	90.76%	89.89%

Europe:
Total Europe Stabilized Properties	51,656,373	4,134,955,186	93.81%	91.97%
Prestabilized Properties
CDFS properties - repositioned acquisitions	356,654	20,536,184	72.04%	72.04%
CDFS properties - completed developments	789,492	77,159,589	0.00%	0.00%

Total Prestabilized Properties - Europe	1,146,146	97,695,773	22.42%	22.42%

Total Europe Operating Portfolio	52,802,519	4,232,650,959	92.26%	90.46%

Asia
Total Asia Stabilized Properties	4,019,469	743,319,355	99.18%	99.13%
Prestabilized Properties
CDFS properties - completed developments	1,365,116	169,534,679	55.29%	27.25%

Total Prestabilized Properties - Asia	1,365,116	169,534,679	55.29%	27.25%

Total Asia Operating Portfolio	5,384,585	912,854,034	88.05%	80.91%

Total Operating Portfolio	282,771,235	$14,472,243,780	90.99%	89.83%

Comments are on page 14.

Supplemental Information Page 14a

ProLogis

Fourth Quarter 2004
Unaudited Financial Results

Lease Expirations

Total Operating Portfolio - Lease Expirations (A)

	Direct Investment			ProLogis Property Funds
			Percentage of			Percentage of
	Occupied	Annual Base	Total Annual	Occupied	Annual Base	Total Annual
	Square Footage	Rents (B)	Base Rents	Square Footage	Rents (B)	Base Rents

2004 (C)	6,146,770	$19,903,860	4.20%	1,724,223	$7,232,880	0.97%
2005	23,790,422	99,652,920	21.01%	15,432,221	73,397,676	9.87%
2006	21,282,519	89,536,716	18.88%	16,279,885	74,961,444	10.08%
2007	16,506,777	65,638,752	13.84%	13,925,143	70,588,560	9.50%
2008	15,033,172	68,382,024	14.42%	12,594,269	56,874,396	7.65%
2009	13,385,147	53,711,976	11.32%	15,083,012	81,372,912	10.95%
2010	5,170,645	22,311,624	4.70%	9,691,877	51,225,480	6.89%
2011	2,838,436	12,457,056	2.63%	11,107,907	58,592,796	7.88%
2012	3,139,959	16,909,404	3.57%	10,115,996	59,198,988	7.96%
2013	2,428,128	8,970,744	1.89%	10,025,306	54,555,072	7.34%
2014	3,011,227	12,369,888	2.61%	7,717,054	50,716,032	6.83%
Thereafter	791,135	4,435,200	0.93%	16,786,823	104,621,208	14.08%

Totals	113,524,337	$474,280,164	100.00%	140,483,716	$743,337,444	100.00%

Top 25 Customers

Total Operating Portfolio - By Annualized Base Rent (D)(E)

		Percentage of
		Annualized	Number
Rank	Customer Name	Base Rent (F)	of Leases

1	Deutsche Post AG (DHL)	2.25%	46
2	TPG N.V. (TNT Automotive)	2.21%	18
3	NYK Line (Nippon Yusen Kaisha)	1.66%	16
4	Unilever	1.63%	7
5	Exel Logistics	1.42%	31
6	Nippon Express Group	1.20%	12
7	Altria Group, Inc. (Kraft)	1.09%	10
8	Sears Roebuck and Co.	1.09%	18
9	ID Logistics France	0.93%	8
10	FM Logistic	0.81%	6
11	General Electric Company, Inc.	0.77%	20
12	Home Depot, Inc.	0.75%	11
13	Royal Ahold (Koninklijke Ahold NV)	0.68%	7
14	NOL Group (Neptune Orient Lines)	0.56%	4
15	Goodyear Tire & Rubber Co.	0.54%	4
16	Geodis Logistics	0.53%	7
17	Brandt Appliances SAS	0.52%	3
18	Amazon.Com, Inc.	0.51%	2
19	Ricoh Corporation	0.47%	2
20	PSA (Peugeot)	0.46%	6
21	Electrolux North America, Inc.	0.41%	6
22	FedEx Corporation	0.41%	14
23	Whirlpool Corporation	0.40%	7
24	EGL, Inc. (Eagle Global Logistics)	0.40%	10
25	Gillette (UK) Ltd.	0.39%	2

	Total	22.09% (G)	277

COMMENTS

(A)	Assumes customers do not exercise renewal options.

(B)	Represents annualized base rents at lease expiration. As of December 31, 2004, the average base rent per square foot is $3.94 (Direct Investment) and $5.32 (ProLogis Property Funds).

(C)	Amounts for Direct Investment include 2,923,707 square feet expiring on December 31, 2004 and 3,223,063 square feet leased on a month-to-month basis. Amounts for ProLogis Property Funds include 988,286 square feet expiring on December 31, 2004 and 735,937 square feet leased on a month-to-month basis.

(D)	Includes customers leasing space in properties owned directly by ProLogis and in properties owned by ProLogis Property Funds.

(E)	As of December 31, 2004, ProLogis (including ProLogis Property Funds) had 477 Global 1000 Customers (targeted 1,000 largest users of distribution space). These customers lease 142,920,683 square feet of distribution space representing 49.4% of the total operating portfolio as of December 31, 2004.

(F)	Percentage is based on the annualized collected base rents as of December 31, 2004.

(G)	The Top 25 customers when considering only the annualized collected base rents in ProLogis’ Direct Investment properties was 15.57% of ProLogis’ total annualized collected base rents as of December 31, 2004.

Supplemental Information Page 15

ProLogis

Fourth Quarter 2004
Unaudited Financial Results

Leasing Activity (A)

							Weighted
	Total Leasing Activity (B)		Turnover Costs (C)		Rent Growth (D)		Average
	No. of	Square	Square		Square		Tenant
	Leases	Feet	Feet	Cost	Feet	Growth	Retention

First Quarter	377	15,696,963	12,062,980	$1.25	11,909,798	-5.5%	60.7%

Second Quarter	420	15,813,493	12,986,146	$1.01	12,351,064	-7.0%	72.7%

Third Quarter	381	15,830,636	11,436,891	$1.10	10,805,146	-3.4%	57.7%

Fourth Quarter	436	18,689,939	15,821,563	$1.19	14,393,061	-3.0%	81.6%

Year to Date	1,614	66,031,031	52,307,580	$1.14	49,459,069	-4.7%	68.7%

Actual Capital Expenditures

For the Twelve Months Ended December 31, 2004

					ProLogis’
					Ownership
	Recurring			Total	Percentage at	ProLogis’ Share
	Capital	Tenant	Leasing	Capital	December 31,	of Actual Capital
	Maintenance	Improvements	Commissions	Expenditures	2004	Expenditures

ProLogis	$24,560,667	$32,335,014	$14,357,287	$71,252,968	100.0%	$71,252,968
ProLogis European Properties Fund	8,285,796	3,017,423	254,780	11,557,999	21.8%	2,519,644
ProLogis California LLC	1,887,376	1,395,207	2,609,520	5,892,103	50.0%	2,946,052
ProLogis North American Properties Fund I	436,922	1,017,468	1,472,682	2,927,072	41.3%	1,208,881
ProLogis North American Properties Fund II	140,791	1,287,703	723,660	2,152,154	20.0%	430,431
ProLogis North American Properties Fund III	321,627	1,550,628	784,292	2,656,547	20.0%	531,309
ProLogis North American Properties Fund IV	212,193	172,824	141,038	526,055	20.0%	105,211
ProLogis North American Properties Fund V	1,905,122	871,164	703,325	3,479,611	11.5%	400,155
ProLogis North American Properties Fund VI-X	114,972	25,283	277,941	418,196	20.0%	83,639
ProLogis North American Properties Fund XI	—	—	30,939	30,939	20.0%	6,188
ProLogis North American Properties Fund XII	17,933	—	84,059	101,992	20.0%	20,398
	$37,883,399	$41,672,714	$21,439,523	$100,995,636		$79,504,876

COMMENTS

(A)	Represents leasing activity for distribution space in properties that are directly owned by ProLogis and properties that are owned by the ProLogis Property Funds.

(B)	Represents all leases signed during the period, including leases for space in properties that are under development.

(C)	Represents the square feet and associated costs that will be incurred to prepare a space for a new tenant, except for space that is being leased for the first time (i.e., in a new development property). Includes the square feet for a lease renewal with the same tenant and associated costs, if any. Includes square feet and costs associated with leasing activity for space in properties acquired, if the space was vacant at the date of acquisition. The amount provided is the total turnover costs expected to be incurred on the leases signed during the period and does not represent actual turnover expenditures for the period.

(D)	Represents the leasing activity and associated rent growth for space that has been previously leased by ProLogis and/or the ProLogis Property Funds. Excludes leasing activity and rent growth for space in properties acquired, if the space was vacant at the date of acquisition.

Supplement Information Page 16

ProLogis

Fourth Quarter 2004
Unaudited Financial Results

Same Store Sales Analysis (A)

		Percentage Change in
	Square Footage of	Rental	Rental	Net	Adjusted Net
	Same Store Sales	Income	Expenses	Operating	Operating	Average	Rent
	Population	(B)	(C)	Income(D)	Income(E)	Occupancy	Growth (F)

First Quarter	207,223,354	+0.71%	+0.77%	+0.70%	+0.77%	+0.67%	-6.20%

Second Quarter	206,730,254	-0.66%	+2.64%	-1.56%	-1.72%	+1.06%	-6.80%

Third Quarter	206,706,725	+0.98%	+2.10%	+0.67%	+0.80%	+0.76%	-3.70%

Fourth Quarter	206,313,495	-0.16%	-1.73%	+0.27%	+0.67%	+1.95%	-4.70%

Year to Date		+0.30%	+0.81%	+0.15%	+0.26%	+1.21%	-5.80%

COMMENTS

(A)	A key component of ProLogis’ evaluation of the operating performance of its properties, its management personnel and its individual markets is a “same store” analysis. ProLogis defines its same store portfolio of properties each quarter as those properties that have been in operation throughout the full quarter in both the current year and the prior year and that were also in operation at January 1st of the prior year. Accordingly, when a property is disposed of to a third party it will be removed from the population for the current quarter and the corresponding quarter of the prior year but previously presented quarterly information will not be changed. Same store statistics allow management to evaluate the actual operating performance of its operating portfolio as a consistent population from period to period and eliminates the effects of changes in the composition of the portfolio on performance measures.

The percentage change presented is the weighted average of the measure computed separately for ProLogis and each of the ProLogis Property Funds with the weighting based on each entity’s proportionate share of the combined component on which the change is computed. In order to derive an appropriate measure of period-to-period operating performance, the percentage change computation removes the effects of foreign currency exchange rate movements by computing each property’s components in that property’s functional currency.

(B)	Rental income computed under GAAP includes the amount of rental expenses that are recovered from customers under the terms of their respective lease agreements. In computing the percentage change in rental income for the same store analysis, rental income is adjusted to remove the net termination fees recognized for each period. Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer’s rent leveling asset or liability that has been previously recognized under GAAP, if any. Removing the net termination fees for the same store calculation allows ProLogis’ management to evaluate the growth or decline in each property’s rental income without regard to items that are not indicative of the property’s recurring operating performance. Customer terminations are negotiated under specific circumstances and are not subject to specific provisions or rights allowed under the lease agreements.

Net termination fees removed from rental income were $286,673 and $336,248 for the three months ended December 31, 2004 and 2003, respectively. Net termination fees removed from rental income were $3,675,630 and $5,644,294 for the twelve months ended December 31, 2004 and 2003, respectively.

(C)	Rental expenses computed under GAAP represent gross property operating expenses. In computing the percentage change in rental expenses for the same store analysis, rental expenses include property management expenses for ProLogis’ direct owned properties based on the property management fee that has been computed as provided in the individual agreements under which ProLogis’ wholly owned management company provides property management services to each property (generally the fee is based on a percentage of revenues). In ProLogis’ Consolidated Statements of Earnings, Funds From Operations and EBITDA, the net profit or loss of the management company is recognized as part of ProLogis’ rental expenses reported under GAAP.

(D)	In computing the percentage change in net operating income, ProLogis computes net operating income as the weighted difference between the rental income balance that is computed as described in comment B and the rental expenses balance that is computed as described in comment C.

(E)	To derive adjusted net operating income, ProLogis adjusts the net operating income balance that is computed as described in comment D to exclude the amount of straight-lined rents recognized in each period. The straight-lined rents removed from rental income were $2,370,812 and $3,158,177 for the three months ended December 31, 2004 and 2003, respectively. The straight-lined rents removed from rental income were $12,208,990 and $13,059,043 for the twelve months ended December 31, 2004 and 2003, respectively.

(F)	Represents the weighted average rent growth associated with leasing activity for space that has been previously leased by ProLogis and/or the ProLogis Property Funds. Excludes leasing activity and rent growth for space in properties acquired, if the space was vacant at the date of acquisition.

Supplement Information Page 17

ProLogis

Fourth Quarter 2004
Unaudited Financial Results

Acquisitions and Dispositions

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	Year
	2004	2004	2004	2004	to Date

Acquisitions From Third Parties:
Operating Properties Acquired by ProLogis (A):
Square feet	1,358,116	2,904,022	—	2,841,944	7,104,082
Total expected investment of assets acquired	$54,817,919	$143,230,451	$—	$136,301,912	$334,350,282
Percentage leased at period end	49.96%	89.13%	—	81.98%	78.78%

Operating Properties Acquired by ProLogis Property Funds (B):
Square feet	—	23,698,159	2,403,344	607,922	26,709,425
Total expected investment of assets acquired	$—	$1,485,262,074	$83,121,442	$75,789,132	$1,644,172,648
Percentage leased at period end	—	85.68%	100.00%	87.36%

Investments in Property Funds Acquired by ProLogis (C):
Square feet	—	7,678,771	—	—	7,678,771
Total expected investment of assets acquired	$—	$496,398,298	$—	$—	$496,398,298
Percentage leased at period end	—	94.87%		—	—

Dispositions:
Direct Dispositions by ProLogis:
CDFS completed developments:
Contributions to ProLogis Property Funds:
Square feet	4,022,049	2,542,321	2,544,495	2,352,764	11,461,629
Net sales proceeds	$300,224,327	$199,290,814	$321,427,079	$136,069,876	$957,012,096
Dispositions to Third Parties:
Square feet	86,400	886,552	351,069	728,995	2,053,016
Net sales proceeds	$4,936,033	$118,982,633	$43,942,013	$64,622,950	$232,483,629

CDFS repositioned acquisitions:
Contributions to ProLogis Property Funds:
Square feet	1,401,937	401,280	3,310,858	559,196	5,673,271
Net sales proceeds	$69,724,824	$16,162,722	$138,446,648	$15,848,660	$240,182,854
Dispositions to Third Parties:
Square feet	135,000	—	41,732	100,000	276,732
Net sales proceeds	$3,491,608	$—	$2,373,193	$3,526,537	$9,391,338

Land dispositions:
Net sales proceeds	$19,429,832	$75,446,528	$22,117,107	$7,003,630	$123,997,097

Total CDFS assets (see page 19):
Square feet	5,645,386	3,830,153	6,248,154	3,740,955	19,464,648
Net sales proceeds	$397,806,624	$409,882,697	$528,306,040	$227,071,653	$1,563,067,014

Percentage of CDFS proceeds generated by contributions to ProLogis Property Funds	93.0%	52.0%	87.0%	66.9%	76.6%

Non-CDFS assets:
Contributions to ProLogis Property Funds:
Square feet	—	—	369,830	—	369,830
Net sales proceeds	$—	$—	$17,552,636	$—	$17,552,636
Dispositions to Third Parties:
Square feet	393,230	119,929	77,990	128,509	719,658
Net sales proceeds	$13,497,321	$2,971,776	$2,151,447	$4,501,837	23,122,381

Total all dispositions:
Square feet	6,038,616	3,950,082	6,695,974	3,869,464	20,554,136
Net sales proceeds	$411,303,945	$412,854,473	$548,010,123	$231,573,490	$1,603,742,031

Direct Dispositions by ProLogis Property Funds (D):
Square feet	—	—	160,080	111,136	271,216
Net sales proceeds	$—	$—	$10,588,799	$5,858,358	$16,447,157

COMMENTS

(A) Of the direct acquisitions, all were made in ProLogis’ CDFS business segment with the exception of the operating properties acquired directly by ProLogis in the third quarter as part of the Keystone Transaction (2,329,880 square feet at a total expected investment of $126,587,998—see note 21 on page 8b) and the fourth quarter acquisition of one property in Singapore (150,000 square feet at a total expected investment of $11,599,592).

(B) Represents acquisitions of operating properties by ProLogis Property Funds from other than ProLogis as follows:

First Quarter:

ProLogis California—2 properties; 257,400 square feet; total expected investment of $13,256,167

ProLogis Japan Properties Fund—1 property; 350,522 square feet; total expected investment of $62,532,965

Second Quarter:

ProLogis North American Properties Fund V—6 properties; 2,236,739 square feet; total expected investment of $73,585,824

ProLogis European Properties Fund—1 property; 166,605 square feet; total expected investment of $9,535,618

Third Quarter:

ProLogis North American Properties Fund V—1 property; 467,853 square feet; total expected investment of $25,149,351

ProLogis Japan Properties Fund—4 properties; 721,204 square feet; total expected investment of $76,402,708

Keystone Transaction (See note 26 on page 8b):

ProLogis North American Properties Fund VI — 17 properties; 7,590,869 square feet; total expected investment of $464,922,652

ProLogis North American Properties Fund VII — 25 properties; 5,483,781 square feet; total expected investment of $362,785,415

ProLogis North American Properties Fund VIII — 20 properties; 2,643,582 square feet; total expected investment of $171,683,626

ProLogis North American Properties Fund IX — 18 properties; 3,253,535 square feet; total expected investment of $186,919,147

ProLogis North American Properties Fund X — 24 properties; 3,537,335 square feet; total expected investment of $197,399,175

(C) As part of the Keystone Transaction that closed on August 4, 2004, ProLogis acquired a 20% ownership interest in two property funds (see note 27 on page 8b). The operating properties owned by these property funds are as follows:

ProLogis North American Properties Fund XI — 14 properties; 4,314,961 square feet; total expected investment of $227,217,853

ProLogis North American Properties Fund XII — 12 properties; 3,363,810 square feet; total expected investment of $269,180,445

(D) Represents one disposition by ProLogis California in each quarter.

Supplemental Information Page 18

ProLogis

Fourth Quarter 2004
Unaudited Financial Results

CDFS Business Summary

CDFS Leasing Activity

		Three Months Ended
	December 31,	September 30,	June 30,	March 31,	Year
	2004	2004	2004	2004	to Date

Square feet of leases signed on CDFS properties (A)	5,224,491	4,639,023	3,657,031	4,683,702	18,204,247
Square feet of leases signed on CDFS properties to repeat ProLogis customers	2,205,841	2,045,431	1,660,880	3,056,389	8,968,541

Percentage to repeat ProLogis customers	42.2%	44.1%	45.4%	65.3%	49.3%

Proceeds from 2004 CDFS Dispositions/Contributions by Market/Region

	Three Months Ended					Percentage
	December 31,	September 30,	June 30,	March 31,	Year	of Total
	2004	2004	2004	2004	to Date	Proceeds

North America:
Atlanta, Georgia	$4,020,067	$—	$11,379,016	$—	$15,399,083	0.99%
Birmingham, Alabama	—	—	—	11,500,030	11,500,030	0.74%
Charlotte, North Carolina	21,399,750	—	45,950,984	—	67,350,734	4.31%
Chicago, Illinois	27,917,815	—	—	892,358	28,810,173	1.84%
Cincinnati, Ohio	—	—	18,685,042	3,088,090	21,773,132	1.39%
Columbus, Ohio	—	—	18,458,229	11,859,758	30,317,987	1.94%
Dallas/Fort Worth, Texas	16,557,183	—	4,517,557	1,027,124	22,101,864	1.41%
Denver, Colorado	—	—	—	4,692,899	4,692,899	0.30%
El Paso, Texas	—	—	11,084,319	7,180,718	18,265,037	1.17%
Fort Lauderdale, Florida	—	—	14,427,664	—	14,427,664	0.92%
Houston, Texas	7,977,101	16,162,722	253,598	3,988,902	28,382,323	1.82%
Indianapolis, Indiana	—	—	—	3,508,948	3,508,948	0.22%
Juarez, Mexico	—	—	2,445,731	—	2,445,731	0.16%
Las Vegas, Nevada	6,796,300	—	—	—	6,796,300	0.43%
Los Angeles/Orange County, California	62,424,949	26,648,340	—	—	89,073,289	5.70%
Memphis, Tennessee	—	—	—	3,526,537	3,526,537	0.23%
Nashville, Tennessee	—	—	12,100,883	—	12,100,883	0.77%
Reno, Nevada	665,156	—	—	—	665,156	0.04%
Reynosa, Mexico	—	—	5,789,775	—	5,789,775	0.37%
San Antonio, Texas	—	—	9,431,733	5,783,786	15,215,519	0.97%
San Francisco (East Bay), California	—	—	10,136,975	—	10,136,975	0.65%
Tampa, Florida	946,765	543,910	—	—	1,490,675	0.10%
Tijuana, Mexico	—	—	6,039,338	6,987,675	13,027,013	0.85%

	148,705,086	43,354,972	170,700,844	64,036,825	426,797,727	27.32%

Europe:

France (Central)	—	46,972,990	—	11,224,105	58,197,095	3.72%
France (East)	—	—	—	19,011,791	19,011,791	1.22%
France (South)	41,787,521	—	—	15,033,655	56,821,176	3.64%
Germany (North)	23,893,108	—	13,358,444	—	37,251,552	2.38%
Germany (Rhine/Main)	—	—	15,085,829	—	15,085,829	0.97%
Germany (Rhine/Ruhr)	26,180,746	—	—	—	26,180,746	1.67%
Germany (South)	—	—	20,037,666	—	20,037,666	1.28%
Hungary (Budapest)	10,929,826	—	—	8,673,263	19,603,089	1.25%
Italy (Milan)	26,288,773	—	—	—	26,288,773	1.68%
Netherlands (South)	—	30,987,908	—	32,493,202	63,481,110	4.06%
Poland (Central)	—	—	—	21,900,692	21,900,692	1.40%
Poland (West)	—	7,250,001	3,454,770	—	10,704,771	0.68%
Poland (Warsaw)	11,692,372	—	—	—	11,692,372	0.75%
Spain (Madrid)	20,773,024	—	—	—	20,773,024	1.33%
United Kingdom (East Midlands)	—	15,006,881	54,769,904	54,698,120	124,474,905	7.96%
United Kingdom (London and Southeast)	8,573,674	92,875,928	43,656,423	—	145,106,025	9.28%
United Kingdom (North)	—	—	19,391,390	—	19,391,390	1.24%
United Kingdom (West Midlands)	78,982,494	99,097,027	42,014,501	—	220,094,022	14.08%

	249,101,538	292,190,735	211,768,927	163,034,828	916,096,028	58.59%

Asia:
Japan (Nagoya)	—	45,324,612	—	—	45,324,612	2.90%
Japan (Osaka)	—	29,012,378	—	—	29,012,378	1.86%
Japan (Tokyo)	—	—	145,836,269	—	145,836,269	9.33%

	—	74,336,990	145,836,269	—	220,173,259	14.09%

Net sales proceeds on 2004 transactions before deferrals and recapture	397,806,624	409,882,697	528,306,040	227,071,653	1,563,067,014	100.00%

Add: contingent proceeds realized (B)	—	—	—	5,870,505	5,870,505
Add: ownership percentage recapture (C)	—	863,805	3,279,413	—	4,143,218
Less: amounts not recognized (D)	(12,446,484)	(10,071,541)	(12,003,350)	(8,911,746)	(43,433,121)

	$385,360,140	$400,674,961	$519,582,103	$224,030,412	$1,529,647,616

COMMENTS

(A)	Includes leases of previously unleased space of 3,366,118 square feet and leases of previously leased space of 1,858,373 square feet for the three months ended December 31, 2004, includes leases of previously unleased space of 3,836,830 square feet and leases of previously leased space of 802,193 square feet for the three months ended September 30, 2004, includes leases of previously unleased space of 2,885,997 square feet and leases of previously leased space of 771,034 square feet for the three months ended June 30, 2004 and leases of previously unleased space of 3,617,246 square feet and leases of previously leased space of 1,066,456 square feet for the three months ended March 31, 2004.

(B)	A contribution to ProLogis Japan Properties Fund in 2003 provided for an additional $5.9 million of proceeds, the receipt of which was contingent on the satisfactory performance of certain activities by ProLogis. These activities were completed in 2004. Upon receipt of the contingent proceeds, an additional gain ($4.7 million after deferral) was recognized in 2004.

(C)	Previously deferred proceeds recognized due to the change in ProLogis’ ownership percentage in ProLogis North American Properties Fund V to 11.5% from 14.0% in the second quarter of 2004 and in ProLogis European Properties Fund to 21.6% from 22.5% in the third quarter of 2004.

(D)	When ProLogis contributes properties to a ProLogis Property Fund in which it has an ownership interest, ProLogis does not recognize a portion of the proceeds in its computation of the gain resulting from the contribution. The amount of the proceeds that cannot be recognized relates to ProLogis’ continuing ownership interest in the contributed property through its ownership in the Property Fund. See notes 13 and 14 on Page 8a.

Supplemental Information Page 19

ProLogis

Fourth Quarter 2004
Unaudited Financial Results

CDFS Business Summary (Continued)

CDFS Asset Pipeline and Leasing Status

CDFS Assets By Product Classification

	Square		12/31/04
	Feet	Investment (A)	Leased

Completed Developments and Acquired Properties
North America:
CDFS properties - repositioned acquisitions	5,415,231	$149,628,258	69.01%
CDFS properties - completed developments	7,281,516	255,047,555	59.92%

Total CDFS Operating Properties - North America	12,696,747	404,675,813	63.80%

Europe:
CDFS properties - repositioned acquisitions	920,416	46,506,806	68.19%
CDFS properties - completed developments	2,976,615	277,194,010	17.56%

Total CDFS Operating Properties - Europe	3,897,031	323,700,816	29.52%

Asia:
CDFS properties - completed developments	1,365,116	169,534,679	55.29%

Total CDFS Operating Properties - Asia	1,365,116	169,534,679	55.29%

Total Acquired and Developed Properties (see page 14a)	17,958,894	897,911,308	55.71%

Properties Under Development:
North America	5,732,900	228,215,873	18.26%
Europe	5,697,786	401,345,219	30.69%
Asia	3,717,110	407,807,022	77.46%

Total Properties Under Development (see page 20)	15,147,796	1,037,368,114	37.46%

Total CDFS Asset Pipeline	33,106,690	$1,935,279,422	47.36%

CDFS Assets By Geographic Area

	Square		12/31/04
	Feet	Investment (A)	Leased

North America	18,429,647	$632,891,686	49.63%
Europe	9,594,817	725,046,035	30.22%
Asia	5,082,226	577,341,701	71.51%

Total CDFS Asset Pipeline	33,106,690	$1,935,279,422	47.36%

COMMENT

(A)	For operating properties represents current investment; for properties under development represents total expected investment.

Supplemental Information Page 19a

ProLogis

Fourth Quarter 2004
Unaudited Financial Results

Development Summary

	Year to Date	December 31,	September 30,	June 30,	March 31,
	2004	2004	2004	2004	2004

Development Starts:
North America (A)(B):
Square feet	7,965,068	2,206,790	2,196,060	1,695,903	1,866,315
Total expected investment	$313,377,902	$95,484,757	$86,692,859	$64,713,904	$66,486,382
Cost per square foot	$39.34	$43.27	$39.48	$38.16	$35.62
Europe:
Square feet	7,244,043	2,150,134	2,101,134	1,506,211	1,486,564
Total expected investment	$493,238,426	$190,460,945	$124,605,852	$93,483,142	$84,688,487
Cost per square foot	$68.09	$88.58	$59.30	$62.07	$56.97
Asia (B):
Square feet	3,717,110	1,836,698	—	224,427	1,655,985
Total expected investment	$407,807,022	$165,004,135	$—	$22,474,127	$220,328,760
Cost per square foot	$109.71	$89.84	$—	$100.14	$133.05
Total:
Square feet	18,926,221	6,193,622	4,297,194	3,426,541	5,008,864
Total expected investment	$1,214,423,350	$450,949,837	$211,298,711	$180,671,173	$371,503,629
Cost per square foot	$64.17	$72.81	$49.17	$52.73	$74.17

Development Completions:
North America:
Square feet	5,395,551	2,945,499	626,600	1,007,952	815,500
Total expected investment	$186,207,004	$106,500,910	$23,548,193	$28,483,632	$27,674,269
Cost per square foot	$34.51	$36.16	$37.58	$28.26	$33.94
Leased percentage at completion (C)		51.09%	100.00%	44.71%	100.00%
Leased percentage as of 12/31/04		51.09%	100.00%	62.99%	100.00%
Europe:
Square feet	5,606,575	1,637,143	1,799,063	1,574,220	596,149
Total expected investment	$345,394,674	$101,653,595	$106,017,375	$82,284,975	$55,438,729
Cost per square foot	$61.61	$62.09	$58.93	$52.27	$92.99
Leased percentage at completion (C)		84.46%	100.00%	74.70%	54.71%
Leased percentage as of 12/31/04		84.46%	100.00%	86.82%	54.71%
Asia:
Square feet	2,599,331	1,373,549	605,819	—	619,963
Total expected investment	$331,200,455	$162,209,532	$56,944,653	$—	$112,046,270
Cost per square foot	$127.42	$118.10	$94.00	$—	$180.73
Leased percentage at completion (C)		55.29%	100.00%	—	74.11%
Leased percentage as of 12/31/04		55.29%	100.00%	—	98.49%
Total:
Square feet	13,601,457	5,956,191	3,031,482	2,582,172	2,031,612
Total expected investment	$862,802,133	$370,364,037	$186,510,221	$110,768,607	$195,159,268
Cost per square foot	$63.43	$62.18	$61.52	$42.90	$96.06
Leased percentage at completion (C)		61.23%	100.00%	62.99%	78.81%
Leased percentage as of 12/31/04		61.23%	100.00%	77.52%	86.25%

Under Development as of End of Period:
North America (A)(B):
Square feet		5,732,900	6,471,609	4,902,149	4,214,198
Total expected investment		$228,215,873	$239,232,026	$176,087,360	$139,857,088
Cost per square foot		$39.81	$36.97	$35.92	$33.19
Leased percentage as of 12/31/04		18.26%
Europe:
Square feet		5,697,786	5,184,795	4,882,724	4,950,733
Total expected investment		$401,345,219	$312,537,869	$293,949,392	$282,751,225
Cost per square foot		$70.44	$60.28	$60.20	$57.11
Leased percentage as of 12/31/04		30.69%
Asia (B):
Square feet		3,717,110	3,253,961	3,859,780	3,635,353
Total expected investment		$407,807,022	$405,012,419	$461,957,072	$439,482,945
Cost per square foot		$109.71	$124.47	$119.68	$120.89
Leased percentage as of 12/31/04		77.46%
Total:
Square feet		15,147,796	14,910,365	13,644,653	12,800,284
Total expected investment		$1,037,368,114	$956,782,314	$931,993,824	$862,091,258
Cost per square foot		$68.48	$64.17	$68.30	$67.35
Leased percentage as of 12/31/04		37.46%

Construction in Progress:
North America		$109,595,605	$132,417,788	$72,164,679	$52,396,557
Europe		266,249,902	196,953,174	181,681,078	155,357,076
Asia		199,857,196	282,325,958	277,163,208	214,940,593

Total Construction in Progress		$575,702,703	$611,696,920	$531,008,965	$422,694,226

COMMENTS

(A)	Development starts for the three months ended September 30, 2004 and properties under development at both September 30, 2004 and December 31, 2004 include one property that was acquired directly by ProLogis as part of the Keystone Transaction (750,005 square feet at a total expected investment of $39,085,752). See note 21 on page 8b.

(B)	In addition to amounts reported as of and for the three months ended December 31, 2004, ProLogis, through its 50% investment in a new CDFS Joint Venture in North America, began development of a 811,000 square foot property at a total expected cost of $22.7 million and, through its 50% investment in a CDFS Joint Venture in China, began development on two properties aggregating 183,000 square feet at a total expected cost of $7.8 million.

(C)	Represents the leased percentage as of the end of the quarter in which the development was completed.

Supplemental Information Page 20

ProLogis
Fourth Quarter 2004
Unaudited Financial Results

Capital Structure
(in thousands)

Debt Outstanding as of December 31, 2004

		Principal Maturities
		of Direct Debt
Principal Outstanding - Direct Debt		(excluding Lines of Credit)
Direct Debt:
Senior unsecured notes:
7.05% Notes due 2006	$250,000	2005	$108,960
7.25% Notes due 2007	135,000	2006	324,783
7.95% Notes due 2008	100,000	2007	339,935
7.10% Notes due 2008	250,000	2008	322,313
8.72% Notes due 2009	93,750	2009	63,855
7.875% Notes due 2009	46,875	2010	35,404
7.30% Notes due 2009	25,000	2011	498,246
4.375% Euro Notes due 2011 (A)	464,240	2012	30,875
5.50% Notes due 2013	300,000	2013	368,392
7.81% Notes due 2015	100,000	2014	41,383
9.34% Notes due 2015	50,000
8.65% Notes due 2016	50,000	Thereafter	322,362
7.625% Notes due 2017	100,000	Less discount	(2,549)

Less discount	(2,549)		$2,453,959

Total senior unsecured notes	1,962,316

Secured debt	484,892
Assessment bonds	6,751

	491,643

Subtotal	2,453,959
Short-term borrowing (see note 23 on page 8b)	47,676
Lines of credit (see page 22)	912,326

Total direct debt	$3,413,961

ProLogis’ share of third party debt of unconsolidated investees:
ProLogis Property Funds (see page 12)	$1,112,317
CDFS Joint Ventures	6,691

	$1,119,008

Total	$4,532,969

Market Capitalization as of December 31, 2004

	Shares	Market
	or Equivalents	Price	Market Value
	Outstanding	at 12/31/04	Equivalents
8.54% Series C Cumulative Redeemable Preferred Shares	2,000	$57.25	$114,500
6.75% Series F Cumulative Redeemable Preferred Shares	5,000	$25.30	126,500
6.75% Series G Cumulative Redeemable Preferred Shares	5,000	$25.23	126,150

	12,000		367,150

Common Shares	185,789	$43.33	8,050,237
Convertible limited partnership units (5,547,000 units)	5,550	$43.33	240,482

	191,339		8,290,719

Total equity			8,657,869
Total debt (including ProLogis’ share of third party debt of unconsolidated investees)			4,532,969

Total market capitalization (including ProLogis’ share of third party debt of unconsolidated investees)			$13,190,838

COMMENT
(A)	In April 2004, ProLogis issued 350.0 million euro of notes that are registered on the Luxembourg Stock Exchange. The net proceeds from the issuance of the notes were 347.8 million euro.

Supplemental Information Page 21

ProLogis

Fourth Quarter 2004
Unaudited Financial Results

Debt Analysis

Revolving Lines of Credit
(in thousands)

					Weighted
	Total		Outstanding	Remaining	Average
	Commitment		at 12/31/04	Capacity	Interest Rate (A)
ProLogis-North America	$560,000	(B)	$—	$560,000	—
ProLogis-Europe	596,880	(C)	513,946	82,934	3.48%
ProLogis-Europe (United Kingdom only)	48,349	(D)	—	48,349	—
ProLogis-Asia	626,989	(E)	398,380	228,609	0.98%

	$1,832,218		$912,326	$919,892	2.39%

Weighted Average Interest Rates and Term to Maturity (F)

		Weighted	Weighted Average
		Average	Term to
	% of Debt	Interest Rate (A)	Maturity (G)
Revolving lines of credit	26.78%	2.39%	n/a
Short-term borrowings (note 23 on page 8b)	1.40%	3.27%	n/a
Senior unsecured notes	57.59%	6.52%	6.0	years
Secured debt	14.23%	7.14%	9.2	years

Totals (F)	100.00%	5.41%	6.6	years

Financial Ratios

	Twelve
	Months Ended	Year Ended
	12/31/04	12/31/03
Interest coverage ratio (H)	4.3	4.3
Fixed charge coverage ratio (I)	3.7	3.5
Total debt to total book assets (including ProLogis’ share of unconsolidated investees) (see pages 10 and 21)	51.1%	49.5%
Total debt to total market capitalization (including ProLogis’ share of unconsolidated investees) (see page 21)	34.4%	36.8%

COMMENTS

(A)	Represents the weighted average base interest rates on borrowings that were outstanding at December 31, 2004.

(B)	Total commitment available to ProLogis at December 31, 2004 has been reduced by letters of credit outstanding with the lending bank aggregating $7.2 million at December 31, 2004

(C)	Represents the approximate U.S. dollar equivalent at December 31, 2004 of ProLogis’ 450.0 million euro denominated line of credit.

(D)	Represents the approximate U.S. dollar equivalent at December 31, 2004 of ProLogis’ 25.0 million pound sterling denominated line of credit available for borrowing in the United Kingdom. The total commitment available to ProLogis has been reduced by letters of credit outstanding with the lending bank in the currency equivalent of approximately $28.1 million at December 31, 2004.

(E)	Represents the approximate U.S. dollar equivalent at December 31, 2004 of ProLogis’ 65.0 billion yen denominated line of credit.

(F)	Excludes assessment bonds.

(G)	Calculated as of the beginning of the year through final maturity for debt outstanding at December 31, 2004.

(H)	Calculated as Funds From Operations as defined by ProLogis before impairment charges, preferred dividends and charges related to the redemption of preferred shares, interest expense and minority interest, divided by interest expense (interest expense excludes capitalized interest and amortization of loan costs). Funds From Operations is defined on Page 3a.

(I)	Calculated as Funds From Operations as defined by ProLogis before impairment charges, preferred dividends and charges related to the redemption of preferred shares, interest expense and minority interest, divided by combined interest expense (interest expense excludes capitalized interest and amortization of loan costs) and preferred dividends. Funds From Operations is defined on Page 3a.

Supplemental Information Page 22

ProLogis

Fourth Quarter 2004
Unaudited Financial Results

Geographic Distribution (A)

North America					Europe	%	Asia	%

Central Region	%		Mid-Atlantic Region	%
					Belgium	0.17	China	(D)
Austin	0.84		Chicago	3.43	Czech Republic	0.47	Japan (E)	1.85
Dallas/Fort Worth	6.23		Cincinnati	2.54	France	7.54	Singapore	0.05
El Paso	1.33		Columbus	3.61	Germany	1.01
Houston	3.32		I-81 Corridor (E. Pennsylvania)	4.94	Hungary	0.19	Total Asia	1.90%
Kansas City	0.56		Indianapolis	3.21	Ireland	(C)
Oklahoma City	0.23		Louisville	1.31	Italy	1.70
San Antonio	2.13		New Jersey	6.26	The Netherlands	1.74
Tulsa	0.18		St. Louis	1.02	Poland	1.39
Other non-target	0.05				Portugal	(C)
					Spain	0.90
					Sweden	0.25
					United Kingdom	3.31

Total Central Region	14.87		Total Mid-Atlantic Region	26.32

					Total Europe	18.67%

Pacific Region	%		Southeast Region	%
Denver	1.30		Atlanta	4.47
Las Vegas	0.81		Charlotte	2.13
Los Angeles/Orange County	6.39		Chattanooga	0.41
Phoenix	0.85		Ft. Lauderdale/Miami	1.68
Portland	0.74		Greenville	0.96
Reno	1.31		Memphis	3.37
Salt Lake City	0.72		Nashville	1.90
San Francisco-Central Valley	1.58		Orlando	0.99
San Francisco-East Bay	1.07		Tampa	1.35
San Francisco-South Bay	1.31		Washington D.C./Baltimore	2.24
Seattle	0.49

Total Pacific Region	16.57		Total Southeast Region	19.50

Other North America	%
Juarez	0.34
Monterrey	0.53
Reynosa	0.80
Tijuana	0.50
Toronto	(B	)

Total Other North America	2.17		Total North America	79.43%

COMMENTS

(A)	Percentages are based on the square footage of the operating portfolio. The operating portfolio includes direct owned properties and operating properties owned by the ProLogis Property Funds.

(B)	At December 31, 2004, ProLogis only owned land for future development in this target market.

(C)	At December 31, 2004, ProLogis has no real estate assets in this target market.

(D)	ProLogis has an interest in a CDFS Joint Venture that, as of December 31, 2004, owned nine operating properties in the Shanghai region. ProLogis has designated three markets in China (Guangdong Province and the Shanghai and Beijing regions) as target markets.

(E)	ProLogis’ target markets in Japan include Tokyo, Osaka and Nagoya.

Supplemental Information Page 23